General DOT NC
PREPARED BY AND WHEN
RECORDED MAIL TO:
Charles N. Anderson, Jr.
Smith, Helms, Mulliss & Moore, L.L.P.
201 North Tryon Street
Charlotte, North Carolina 28202
--------------------------------------------------------------------------------

                       DEED OF TRUST, SECURITY AGREEMENT,

                 FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS

                                       AND

                               FINANCING STATEMENT

                    Dated and effective as of January , 2000

                                     between

              CONE MILLS CORPORATION, a North Carolina corporation
                                    Grantor,

                                       and

                           TIM, INC. (the "Trustee"),

                                       and

                            WILMINGTON TRUST COMPANY
                  not in its individual capacity but solely as
                   General Collateral Agent and Beneficiary,

                                       and

                             BANK OF AMERICA, N.A.,
                        as Designated Collateral Subagent


        THIS INSTRUMENT SECURES GENERAL SENIOR OBLIGATIONS WHICH INCLUDES
         FUTURE ADVANCES BY CERTAIN GENERAL SECURED PARTIES TO GRANTOR
          INCLUDING, AMONG OTHER THINGS, TERM LOANS, SWING LINE LOANS,
                 A REVOLVING LINE OF CREDIT AND REIMBURSEMENT OF
                     ADVANCES MADE UNDER LETTERS OF CREDIT.

             THIS INSTRUMENT COVERS GOODS WHICH ARE OR ARE TO BECOME
        FIXTURES RELATED TO THE REAL ESTATE DESCRIBED HEREIN AND IS TO BE
                 RECORDED IN THE DEED RECORDS AND IS ALSO TO BE
               INDEXED IN THE INDEX OF FINANCING STATEMENTS OR OF
                                FIXTURE FILINGS.
               REFER TO PAGE ONE OF THIS INSTRUMENT FOR ADDITIONAL
              INFORMATION CONCERNING THE DEBTOR AND SECURED PARTY.

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                                Table of Contents


                                    ARTICLE I

                                   DEFINITIONS

1.1       Definitions..........................................................2
1.2       Defined Terms........................................................9

                                   ARTICLE II

                                      GRANT

2.1       Grant................................................................9
2.2       Defeasance and Reconveyance.........................................10
2.3       Provisions Concerning North Carolina; Future Advances...............10
2.4       Credit Agreement....................................................10

                                   ARTICLE III

                         WARRANTIES AND REPRESENTATIONS

3.1       Title to Mortgaged Property and Lien of this Instrument.............11
3.2       [Intentionally Omitted].............................................11
3.3       [Intentionally Omitted].............................................11
3.4       Powers of Termination and Rights of Reverter........................11
3.5       Wetlands............................................................11
3.6       Environmental Matters...............................................12

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

4.1       Payment and Performance.............................................13
4.2       Compliance with Legal Requirements..................................13
4.3       Lien Status.........................................................13
4.4       Payment of Impositions and Other Amounts............................14
4.5       Repair..............................................................15
4.6       Insurance...........................................................15
4.7       Restoration Following Casualty......................................17
4.8       Application of Proceeds.............................................18
4.9       Inspection..........................................................19
4.10      Leases..............................................................19
4.11      [Intentionally Omitted].............................................20

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4.12      Taxes...............................................................20
4.13      Collection Costs....................................................20
4.14      Reserves............................................................21
4.15      Estoppel Certificates...............................................22
4.16      Creation and Recordation of Additions and Betterments...............22
4.17      Consents............................................................22
4.18      [Intentionally Omitted].............................................22
4.19      [Intentionally Omitted].............................................22
4.20      [Intentionally Omitted].............................................22
4.21      Change of Name or Address...........................................22
4.22      [Intentionally Omitted].............................................22
4.23      Notice of and Response to Environmental Complaint...................22
4.24      Indemnification.....................................................23
4.25      Other Agreements....................................................24
4.26      Transfer of License.................................................24

                                    ARTICLE V

                               NEGATIVE COVENANTS

5.1       Use Violations......................................................24
5.2       Waste...............................................................24
5.3       Transfer of Mortgaged Property; Partial Release.....................25
5.4       Rights of Reverter and Powers of Termination........................25

                                   ARTICLE VI

                             DEFAULT AND FORECLOSURE

6.1       Remedies............................................................25
6.2       No Conditions Precedent to Exercise of Remedies.....................28
6.3       Release of and Resort to Collateral.................................29
6.4       Waivers.............................................................29
6.5       Discontinuance of Proceedings.......................................29
6.6       Application of Proceeds.............................................30
6.7       Cooperation.........................................................30

                                   ARTICLE VII

                                  CONDEMNATION

7.1       General.............................................................31
7.2       Rebuilding, Restoration and Repair..................................31
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                                  ARTICLE VIII

              SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

8.1       Assignment..........................................................32
8.2       Collection of Rents.................................................33
8.3       Beneficiary's Powers of Attorney....................................33
8.4       Grantor Remains Liable..............................................35
8.5       Grantor's Representations and Warranties............................35
8.6       Grantor's Covenants.................................................36
8.7       Effect of Release of Mortgaged Property.............................37
8.8       Hold Harmless.......................................................38

                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

9.1       No Required Action..................................................39
9.2       Certain Rights......................................................39
9.3       Retention of Moneys.................................................40
9.4       Successor Trustees..................................................40
9.5       Perfection of Appointment...........................................40
9.6       Succession Instruments..............................................40
9.7       No Representation by Trustee........................................41
9.8       [Intentionally Omitted].............................................41

                                    ARTICLE X

                                  MISCELLANEOUS

10.1      Performance at Grantor's Expense....................................41
10.2      Survival of Secured Obligations.....................................41
10.3      Further Assurances..................................................41
10.4      Recording and Filing................................................41
10.5      Notices.............................................................41
10.6      No Waiver...........................................................43
10.7      Beneficiary's and Secured Creditors' Right to Perform the
            Obligations.......................................................44
10.8      Covenants Running with the Land.....................................45
10.9      Successors and Assigns..............................................45
10.10     Severability........................................................45
10.11     Entire Agreement and Modification...................................45
10.12     APPLICABLE LAW......................................................45
10.13     No Partnership; Control in Grantor..................................47
10.14     Headings............................................................47

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10.15     Hold Harmless.......................................................48
10.16     Pronouns and Plurals................................................48
10.17     WAIVER OF TRIAL BY JURY.............................................49
10.18     Assignment..........................................................49
10.19     No Merger...........................................................49
10.20     Enforceability of Lien..............................................49
10.21     Knowledge...........................................................49
10.22     Best Efforts........................................................49
10.23     Usury Savings Clause................................................49
10.24     Payment of Prior Encumbrances.......................................49
EXHIBIT A Land................................................................53

         THIS INSTRUMENT IS A DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT OF BOTH REAL AND PERSONAL PROPERTY, INCLUDING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN, AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST OF REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT OR FIXTURE FILING COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE NAMES OF THE GRANTOR (DEBTOR/MORTGAGOR) AND THE TRUSTEE AND BENEFICIARY (SECURED PARTY/MORTGAGEE), THE MAILING ADDRESSES OF THE GRANTOR (DEBTOR/MORTGAGOR), THE ADDRESS OF THE TRUSTEE AND BENEFICIARY (SECURED PARTY/MORTGAGEE) FROM WHICH INFORMATION CONCERNING THE SECURITY INTEREST MAY BE OBTAINED, AND A STATEMENT INDICATING THE TYPES, OR DESCRIBING THE ITEMS OF COLLATERAL, ARE SET FORTH BELOW IN SECTIONS 1.1 AND 10.5 OF THIS INSTRUMENT, RESPECTIVELY. THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS AND SECURES OBLIGATIONS CONTAINING PROVISIONS FOR CHANGES IN INTEREST RATES, EXTENSIONS OF TIME FOR PAYMENT AND OTHER MODIFICATIONS IN THE TERMS OF THE OBLIGATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN CONTAINED, THIS INSTRUMENT SHALL BE DEEMED TO BE AND SHALL BE ENFORCEABLE AS A DEED OF TRUST AND AS A SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT. THIS INSTRUMENT SECURES FUTURE ADVANCES MADE PURSUANT TO THE PROVISIONS HEREOF AND THE SENIOR CREDIT DOCUMENTS REFERRED TO BELOW.

                (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                       DEED OF TRUST, SECURITY AGREEMENT,
               FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND
                               FINANCING STATEMENT

         THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS, AND FINANCING STATEMENT (hereinafter referred to as this "Deed of Trust" or this "Mortgage"), is entered into as of the _____ day of January, 2000, by and among CONE MILLS CORPORATION, a North Carolina corporation, the mortgagor, grantor and trustor hereunder (herein called "Grantor"), whose address for all purposes hereunder is 3101 North Elm Street, Greensboro, North Carolina 27415; TIM, INC., a North Carolina corporation, the trustee hereunder (herein called "Trustee"), whose address for all purposes hereunder is 100 North Tryon Stret, 17th Floor, Charlotte, North Carolina 28255; WILMINGTON TRUST COMPANY, not in its individual capacity but solely as General Collateral Agent (the "General Collateral Agent") under that certain General Collateral Agency Agreement of even date herewith among the General Collateral Agent, The Prudential Insurance Company of America, as holder of the Senior Notes (the "Senior Notes Holder", which term shall include each of its successors and assigns in such capacity), SunTrust Bank ("SunTrust") and Atlantic Financial Group, Ltd. ("Atlantic Financial"), as creditor of the Senior Lease Obligations (together, the "Senior Lease Creditor", which term shall include each of their successors and assigns in such capacity), Bank of America, N.A., a national banking association, acting in its capacity as Agent (in such capacity the "Revolving Credit Agent", which term shall include each of its successors and assigns in such capacity) for each of the Lenders now or hereafter party to the Credit Agreement executed by the Grantor, the Revolving Credit Agent and the Lenders (as amended from time to time, the "Credit Agreement"), and Morgan Guaranty Trust Company of New York as holder of the Morgan Swap Obligations ("Morgan", which term shall include each of its successors and assigns in such capacity) pursuant to which the General Collateral Agent serves as such on behalf of and for the benefit of the Senior Notes Holder, the Senior Lease Creditor, the Revolving Credit Agent, the Lenders, the holders of the Senior Debentures, Morgan and all other General Secured Parties at any time existing. The General Collateral Agent is the beneficiary hereunder (herein called "Beneficiary", which term shall include each of its successors and assigns in such capacity), whose address for all purposes hereunder is 1100 North Market Street, Wilmington, Delaware 19890 Attention: Corporate Trust Administration. Pursuant to the General Collateral Agency Agreement, the General Collateral Agent is authorized to delegate certain actions it would otherwise undertake and certain responsibilities and obligations thereof pursuant to the terms of this Deed of Trust to any General Secured Party party to the General Collateral Agency Agreement, and the General Collateral Agent has so authorized and appointed the Revolving Credit Agent (in such capacity, the "Designated Collateral Subagent", which term shall include each of its successors and assigns in such capacity) and the Revolving Credit Agent has accepted such authorization and appointment. Beneficiary, and to the extent provided for herein the Designated Collateral Subagent, shall hold the interests and exercise the rights granted hereunder in trust as General Collateral Agent for the benefit of and as security for all General Secured Parties. This Deed of Trust secures the General Senior Obligations and any modifications, extensions and renewals of the General Senior Obligations, it being the intention of the parties hereto that this Deed of Trust shall be deemed an open and continuing lien instrument to secure all such General Senior Obligations now existing or hereafter arising regardless of the extinguishment and payment of any one or more obligations owed to the General Secured Parties. This Deed of Trust secures future advances constituting General Senior Obligations made by the General Secured Parties to the Grantor under the Senior Credit Documents and hereunder, and each such future advance, whether or not evidenced by a note, and each note or other instrument evidencing the same, shall be secured hereby. All provisions of this Deed of Trust shall apply to each future advance as well as to all other General Senior Obligations secured hereby, whether or not evidenced by a note, and all such advances and other General Senior Obligations, and any modifications, extensions and renewals of the same shall have the same lien priority as if made on the date this Deed of Trust is recorded.

         This Deed of Trust secures the General Senior Obligations (as defined below in Section 1.1), and any modifications, extensions and renewals of the same, which shall be construed in all cases to consist of, among other obligations, the covenants of Grantor set forth in, and the amounts advanced to or for the account, use or benefit of Grantor from time to time pursuant to the Loan Documents (as defined below) and the Senior Credit Documents (as defined below), the aggregate amount of the General Senior Obligations (as defined below) actually outstanding at any particular time being subject to fluctuations up or down due to further advances of loan proceeds, future repayments of such loan proceeds from time to time over the term of such General Senior Obligations, changes in the rate of interest charged in respect of General Senior Obligations bearing interest at a floating rate, and/or changes in the amount of the Morgan Swap Obligations due to fluctuations in interest rates (all of which advances and repayments are hereby declared to be contemplated by the Grantor and the Beneficiary at the time this Deed of Trust is executed).

         At the request and direction of the General Secured Parties, the General Collateral Agent has entered into an Intercreditor Agreement of even date herewith by and among the General Collateral Agent, the Revolving Credit Agent, the Senior Notes Holder, the Senior Lease Creditor, Morgan, and Bank of America, N.A. in its capacity as Priority General Collateral Agent as therein defined (the "Senior Debt Intercreditor Agreement") for their mutual benefit, the benefit of the Persons for whom any of them serve as agent, as applicable, and the benefit of the Debenture Holders and the Bond Trustee, in which the parties thereto acknowledged and agreed to certain rights and undertakings with respect to Liens and security interests on collateral securing, inter alia, the General Senior Obligations (including the lien conferred under this Deed of Trust) and for the allocation of proceeds derived from any remedial actions undertaken pursuant to the General Security Instruments, including this Deed of Trust.

                                   WITNESSETH:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS: In addition to terms defined in the foregoing recitals, as used herein, the following terms shall have the following meanings:

         ASSIGNMENT: The assignment and delivery to Beneficiary as security for the payment and performance of the General Senior Obligations of all of the rights, titles, interests and estates of Grantor in and to all of the following:
(a) the Leases, (b) the Rents, (c) the Fixtures and (d) the Personalty.

         BANKRUPTCY ACT: The Bankruptcy Reform Act of 1978, 11 U.S.C.ss.101, et seq., as the same may be amended from time to time.

         BUILDINGS: Any and all buildings, parking structures, utility sheds, workrooms, air conditioning towers, open parking areas, and other structures or improvements, and any and all additions, alterations, betterments or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

         BUSINESS DAY:  As defined in the Senior Debt Intercreditor Agreement.

         DEBENTURE HOLDERS: As defined in the Senior Debt Intercreditor
Agreement.

         DEFAULT: Any event, occurrence or condition which with the giving of notice or lapse of time or both may become an Event of Default.

         DEFAULT RATE: As defined in the Senior Debt Intercreditor Agreement.

         ENVIRONMENTAL LAWS: Any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, environmental matters or conditions, environmental protection or conservation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

         EQUIPMENT: All of the Grantor's right, title and interest in and to all "equipment", as such term is defined in Section 9-109(2) of the UCC (as defined below), now or hereafter existing, now owned or hereafter acquired by the Grantor, which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are used in or related to the operation of the Mortgaged Property, including, but not limited to, all machinery, equipment, furnishings, fixtures, electrical equipment, vehicles and computer and other electronic data-processing and other office equipment, any movable walls and partitions and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

         EVENT OF DEFAULT: As defined in the Senior Debt Intercreditor
Agreement.

         EXHIBITS: The exhibits attached hereto and incorporated herein by this reference.

         EXPENSES: All out-of-pocket costs and expenses (including reasonable fees and expenses of counsel and court costs) incurred and all advances made, by the Beneficiary, the Designated Collateral Subagent and/or Trustee, as applicable, or any trustee, co-trustee or agent of the Beneficiary, the Designated Collateral Subagent and/or Trustee pursuant to the provisions of, or in furtherance of the Beneficiary's and/or Trustee's and/or any of the General Secured Parties' ( or any agent on any of their behalf) duties or rights under, the Senior Credit Documents, including, without limitation, expenses of retaking, holding, preparing for sale or lease, selling and/or leasing the Mortgaged Property, but excluding any of the same specifically described in the Senior Credit Documents as being the responsibility of the Beneficiary or the Designated Collateral Subagent.

         FINANCING STATEMENT:  As defined in Section 8.5 below.

         FIXTURES: Equipment now owned or the ownership of which is hereafter acquired by Grantor which is so related to the Land and Buildings forming part of the Mortgaged Property that it is deemed a fixture or real property under the laws of the State, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Mortgaged Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now owned or the ownership of which is hereafter acquired by Grantor and now or hereafter attached to, installed on or in, or used in connection with (temporarily or permanently), any of the Buildings or the Land, or which in some fashion are deemed to be fixtures to the Land or Buildings under the laws of the State, including, but not limited to, the items described in the definition of Equipment, furnaces, boilers, heaters, engines, devices for the operation of pumps, pipes, plumbing, cleaning, call and sprinkler systems, fire and theft protection apparatus and equipment, water tanks, air and water pollution control, waste disposal, heating, ventilating, plumbing, lighting, refrigerating, laundry, incinerating, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, carpet, moveable or immoveable walls or partitions, built-in oxygen and vacuum systems and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Grantor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof. Notwithstanding the foregoing, "Fixtures" shall not include any property which tenants are entitled to remove pursuant to their Leases.

         FULLY SATISFIED: As defined in the Senior Debt Intercreditor Agreement.

         GENERAL COLLATERAL AGENCY AGREEMENT: As defined in the Senior Debt Intercreditor Agreement.

         GENERAL SECURED PARTIES: As defined in the Senior Debt Intercreditor Agreement.

         GENERAL SENIOR OBLIGATIONS: As defined in the Senior Debt Intercreditor Agreement.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES: As defined in the Credit Agreement.

         GRANTOR: The above-defined Grantor and any and all subsequent owners of the Mortgaged Property.

         HAZARDOUS MATERIAL: Any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including, without limitation, petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

         HIGHEST LAWFUL RATE:  As defined in Section 10.23 hereof.

         IMPOSITIONS: All real estate and personal property taxes; water, gas, sewer, electricity and other utility rates and charges; charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property; and all other taxes, standby fees, levies, claims, charges and assessments, general and special, ordinary and extraordinary, foreseen and unforeseen of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

         INVENTORY: All of the Grantor's right, title and interest, whether now owned or hereafter acquired, in and to all inventory in all of its forms, wherever located, now or hereafter existing, including, but not limited to, (i) goods in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which the Grantor has an interest or right as consignee or consignor) and (ii) goods that are returned to or repossessed by the Grantor, and all accessions thereto and products thereof and documents therefor.

         ISSUING BANK: Bank of America, N.A., or any successor or replacement bank, as issuer of Letters of Credit in accordance with the Credit Agreement.

         LAND: The real estate owned in fee or leased by the Grantor and described in Exhibit "A" attached hereto, and all rights, titles and interests appurtenant thereto.

         LEASES: Any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) through which Grantor directly or indirectly grants a possessory interest in and to, or the right to occupy and use, all or any portion of the Mortgaged Property that constitutes real property together with any renewals or extensions thereof and all leases, subleases, licenses, concessions or other agreements in substitution therefor.

         LEGAL REQUIREMENTS: (i) Any and all present and future decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any governmental authority in any way applicable to Grantor or the Mortgaged Property, including, without limitation, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof, (ii) Grantor's presently or subsequently effective Certificate of Incorporation and Bylaws, (iii) any and all Leases and other contracts (written or oral) of any nature by which the Grantor or the Mortgaged Property may be bound, and (iv) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Mortgaged Property.

         LENDERS: As defined in the Credit Agreement, and specifically including Bank of America, N.A. as the Issuing Bank, or any successor Issuing Bank and each other Lender which may hereafter become a party to the Credit Agreement pursuant to the terms thereof.

         LIEN: As defined in the Senior Debt Intercreditor Agreement.

         LOAN DOCUMENTS: As defined in the Credit Agreement.

         MATERIAL REAL PROPERTY: As defined in the Credit Agreement.

         MECHANIC'S LIENS: As defined in Section 4.4 hereof.

         MORGAN SWAP OBLIGATIONS: As defined in the Senior Debt Intercreditor Agreement.

         MORTGAGED PROPERTY OR MORTGAGED PROPERTIES: The Land, Buildings, Fixtures, Personalty, Leases and Rents together with:

                  (i) all rights, privileges, tenements, licenses, hereditaments, rights-of-way, easements, utility use, air rights, appendages, division rights, and appurtenances in any way appertaining thereto, and all right, title, interest or estate of Grantor in and to any streets, ways, alleys, roadbeds, inclines, tunnels, culverts, strips or gores of land adjoining or serving the Land or any part thereof subject to the rights of others, if any;

                  (ii) all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

                  (iii) all of Grantor's right, title and interest in and to any awards, remuneration, settlements or compensation hereafter to be made by any insurer, governmental authority or other person or entity as a result of the destruction, loss, theft, taking by eminent domain or other involuntary conversion of whatever nature (whether occurring prior to or after the date of this Deed of Trust) of any of the Land, Buildings, Fixtures, Leases, Rents or Personalty, including those for any condemnation and vacation of, or change of grade in, any streets affecting the Land or the Buildings;

                  (iv) any and all other security and collateral of any nature whatsoever, now or hereafter given by Grantor to secure the payment and performance of the General Senior Obligations;

                  (v) all water and water rights (whether riparian, appropriative, or otherwise and whether or not appurtenant) in or hereafter relating to or used in connection with the Land, including, without limitation, any surface water management permits, any consumption use permits or general permits subject to the rights of others, if any;

                  (vi) any right, title, interest or estate hereafter acquired by Grantor in any of the foregoing and in and to the Land, Buildings, Fixtures, Personalty (except as otherwise provided herein), Leases and Rents. To the extent permitted by law, all of the Fixtures are to be deemed and held to be a part of and affixed to the Land. In the event the estate of the Grantor in and to any of the Land and Buildings is a leasehold estate, this conveyance shall include and the lien, security interest and assignment created hereby shall encumber and extend to all other, further or additional title, estates, interest or rights which may exist now or at any time be acquired by Grantor in or to the property demised under the lease creating such leasehold estate and including Grantor's rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Grantor, such fee simple interest shall be encumbered by this Deed of Trust in the same manner as if Grantor had fee simple title to such property as of the date of execution hereof;

                  (vii) all of Grantor's right, title and interest in and to any and all funds deposited by or on behalf of Grantor with any city, county, public body or agency, irrigation, sewer or water district or company, gas or electric company, telephone company, and any other body or agency for the installation, or to secure the installation, of any utility pertaining to the Land, Buildings, Fixtures and all betterments, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto;

                  (viii) all of Grantor's right, title and interest in and to
         (i) all oil, gas and other minerals located in, on or under the Land,
         (ii) all oil, gas or mineral leases, royalty agreements and other contracts that have been or in the future are entered into with respect to the Land or with respect to any oil, gas or other minerals located in, on or under the Land ("Mineral Leases"), and (iii) all rents, profits, royalties and income at any time arising from the Mineral Leases or from the sale of oil, gas or other minerals located in, on or under the Land; and

                  (ix) all proceeds and products of the foregoing. As used in this Deed of Trust, the term "Mortgaged Property", including each component thereof, shall be expressly interpreted as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest of Grantor therein.

         PARCEL: A single parcel of real property identified as a unit in Exhibit "A" hereto. For purposes of legal description and real property title records, a Parcel may be comprised of more than one lot.

         PERMITTED ENCUMBRANCES: Those title exceptions (i) with respect to the Material Real Property only, shown in Schedule B, Part II on Investors Title Insurance Company Commitment Numbers 9901333CA, 9901334CA, 9901335CA and 9901336CA, submitted to and approved by the General Collateral Agent and the Designated Collateral Subagent, (ii) with respect to any Mortgaged Property that is not Material Real Property, appearing in the public records and (iii) such other title exceptions submitted in writing to, and approved by the Designated Collateral Subagent.

         PERSON:  As defined in the Senior Debt Intercreditor Agreement.

         PERSONALTY: All of the right, title and interest of Grantor in and to all tangible and intangible personal property including all furniture, furnishings, Equipment, machinery, goods, tools, supplies, appliances, general intangibles, construction contracts, architect's contracts, technical services agreements, contract rights, franchises, licenses, certificates, operating rights, approvals, consents, authorizations and permits, and all other personal property (other than Inventory, accounts receivable, and Fixtures) of any kind or character (as defined in and subject to the provisions of the UCC) which are now or hereafter located or to be located upon, within or about the Land and the Buildings, or which are used in or related to the construction of the Buildings or the use, occupancy or operation of the Mortgaged Property, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof; and all insurance proceeds and condemnation proceeds received by Grantor with respect to the Mortgaged Property to the extent provided herein. Furthermore, with respect to any of the above-described personal property represented by a contract, agreement or other instrument or consisting of a permit, certificate or similar item issued by a governmental authority, then, to the extent that the granting of the lien or security interest or exercise of Beneficiary's rights under this Deed of Trust would constitute a breach or violation of the terms of such instrument, or any Legal Requirement applicable to such permit, certificate or similar item that would impose material liability on the Grantor or that would result in a revocation or forfeiture of such item of personal property, such personal property shall not constitute "Personalty" hereunder.

         PRIORITY LIEN: As defined in the Senior Debt Intercreditor Agreement.

         RENTS: All of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable and to become due or payable to Grantor by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying any portion or portions of the Mortgaged Property.

         REQUIRED GENERAL SECURED PARTIES: As defined in the Senior Debt Intercreditor Agreement.

         SECURITY DOCUMENTS: As defined in the Senior Debt Intercreditor Agreement.

         SECURITY TERMINATION DATE: As defined in the Senior Debt Intercreditor Agreement.

         SENIOR CREDIT DOCUMENTS: As defined in the Senior Debt Intercreditor Agreement.

         SENIOR CREDITORS: As defined in the Senior Debt Intercreditor
Agreement.

         SENIOR DEBT OBLIGATIONS: As defined in the Senior Debt Intercreditor Agreement.

         STATE: North Carolina.

         SUBSIDIARY: As defined in the Senior Debt Intercreditor Agreement.

         TRANSFER: As defined in Section 5.3 below.

         TRUSTEE: TIM, Inc., a North Carolina corporation, its successors and assigns, as applicable and any successor Trustee hereunder.

         UCC: The Uniform Commercial Code as adopted in the State.

         WORK: As defined in Section 4.7 hereof.

         1.2 DEFINED TERMS: Any other capitalized term used herein but not otherwise defined herein, shall have the same respective meanings given to them in the Senior Debt Intercreditor Agreement as it existed on the date hereof, and as it may be modified from time to time.

                                   ARTICLE II

                                      GRANT

         2.1 GRANT: NOW THEREFORE, for and in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, and to secure the Grantor's full and faithful performance and satisfaction of the General Senior Obligations, Grantor, intending to be legally bound hereby, has

GIVEN, ALIENATED, REMISED, GRANTED, BARGAINED, MORTGAGED, SOLD, RELEASED, CONVEYED, ASSIGNED, TRANSFERRED, WARRANTED, SET OVER AND CONFIRMED WITH MORTGAGE COVENANTS and by these presents does GIVE, ALIENATE, REMISE, GRANT, BARGAIN, MORTGAGE, SELL, RELEASE, CONVEY, ASSIGN, TRANSFER, WARRANT, SET OVER AND CONFIRM WITH MORTGAGE COVENANTS AND GRANT A SECURITY INTEREST IN unto Trustee, its successors in trust and its assigns forever, in trust, for the benefit of Beneficiary, with POWER OF SALE and right to entry for the benefit of Beneficiary, all of the Mortgaged Property, subject only to the Permitted Encumbrances and to Priority Liens, TO HAVE AND TO HOLD the Mortgaged Property and (except as otherwise set forth herein) all parts, rights, members and appurtenances thereof for the use, benefit and behoof of the Trustee and its successors and assigns in trust, for the benefit of Beneficiary, in fee simple forever, hereby releasing and waiving all rights under and by virtue of the homestead exemption laws of the State, to the extent permitted by the applicable Legal Requirements of such State; and Grantor hereby absolutely and irrevocably assigns to Beneficiary the Leases and Rents for the purposes and upon the terms and conditions herein set forth; and Grantor does hereby bind itself, its successors and assigns to FOREVER WARRANT AND DEFEND the title to the Mortgaged Property and every part thereof, subject only to the Permitted Encumbrances and to Priority Liens, unto Trustee, in trust, for the benefit of Beneficiary, against every person whomsoever lawfully claiming or to claim the same or any part thereof.

         2.2 DEFEASANCE AND RECONVEYANCE: If the Security Termination Date has occurred, and provided that there exists no pending or threatened unsatisfied obligation pursuant to any environmental indemnification contained in any of the Senior Credit Documents, then, with respect to the Mortgaged Property, the liens, security interests, estates and rights granted by this Deed of Trust shall terminate; whereupon upon surrender to Trustee of this Deed of Trust for cancellation (which shall be made promptly upon request by Grantor), if required by applicable law, Beneficiary shall execute a request for reconveyance and thereafter the Trustee shall reconvey, without warranty, the Mortgaged Property, or that portion thereof then held hereunder. To the extent permitted by law, any reconveyance delivered hereunder may describe the grantee as "the person or persons legally entitled thereto." Neither Beneficiary nor the Designated Collateral Subagent (nor Trustee, if applicable) shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. Each reconveyance of Mortgaged Property or portions thereof shall also operate as a reassignment of all future rents, issues and profits appertaining to the Parcel(s) or portions thereof covered by such reconveyance to the person or persons legally entitled thereto, unless its reconveyance expressly provides otherwise.

         2.3 PROVISIONS CONCERNING NORTH CAROLINA; FUTURE ADVANCES:
Notwithstanding anything to the contrary herein contained, this instrument shall be deemed to be and shall be enforceable as a deed of trust and as an assignment of leases and rents, security agreement and financing statement. This Deed of Trust shall secure present and future obligations which may be incurred hereunder, including, but not limited to, periodic advances and readvances on a revolving basis which will be made from time to time, it being understood and agreed by the parties hereto that all future advances and readvances on a revolving basis shall be secured to the same extent as the original advances made under any of the Senior Credit Documents. The amount of present obligations secured hereby is $_____________. The maximum principal amount, including present and future obligations, which may be secured hereby at any one time is $200,000,000. The time period within which such future obligations may be incurred is the period between the date of this Deed of Trust and the date fifteen (15) years from the date hereof. It shall not be necessary at the time any future advance is made or obligation incurred for Grantor to execute any form of written instrument or notation stipulating that such advance or obligation is secured by this Deed of Trust. Wherever herein contained, the phrase "Trustee and Beneficiary, as applicable" or any similar phrase, shall be deemed to refer to (a) Trustee for the benefit of Beneficiary and (b) if the context so requires or permits, and if Beneficiary so elects, Beneficiary (including the Designated Collateral Subagent).

         2.4 SENIOR CREDIT DOCUMENTS: Various of the Senior Credit Documents include swing line loans and a revolving credit facility, and in connection therewith and with other General Senior Obligations there may be repayments and disbursements and other reductions and increases of principal from time to time. It is expressly agreed that the outstanding principal balance of the General Senior Obligations may, from time to time, be reduced to a zero balance without such repayment or reduction operating to extinguish and release the lien, security titles and security interests created by this Deed of Trust. This Deed of Trust shall remain in full force and effect as to any subsequent future advances made after the zero balance without loss of priority until the Security Termination Date. Grantor waives the operation of any applicable statute, law or regulation having a contrary effect.

                                   ARTICLE III

                         WARRANTIES AND REPRESENTATIONS

         For the consideration aforesaid and to protect the security of this Deed of Trust, Grantor hereby unconditionally warrants and represents to Beneficiary as follows:

         3.1 TITLE TO MORTGAGED PROPERTY AND LIEN OF THIS INSTRUMENT: Grantor has good and record and marketable title in fee to the Land, Buildings and Fixtures and good title to the Personalty and Leases, in all cases free and clear of any Liens and claims of Liens except the Permitted Encumbrances and the Priority Liens. This Deed of Trust constitutes a valid lien or deed of trust on the Grantor's fee interests in the Land, the Buildings and the Fixtures, and a valid security interest in and to, and a valid assignment of, the Fixtures, Personalty, Leases and Rents, all in accordance with the terms hereof, in each case subject only to the Permitted Encumbrances.

         3.2 [INTENTIONALLY OMITTED]

         3.3 [INTENTIONALLY OMITTED]

         3.4 POWERS OF TERMINATION AND RIGHTS OF REVERTER: With respect to any fee-owned Parcel of Mortgaged Property subject to a right of reverter or power of termination, no event has occurred or is threatened, or is likely to occur by virtue of the performance by Grantor of any of its General Senior Obligations under any of the Senior Credit Documents, which would enable the beneficiary of such right or power to cause such reversion or termination.

         3.5 WETLANDS: GRANTOR SHALL BE SOLELY RESPONSIBLE FOR AND AGREES TO INDEMNIFY TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH GENERAL SECURED PARTY, PROTECT AND DEFEND WITH COUNSEL REASONABLY ACCEPTABLE TO BENEFICIARY AND THE DESIGNATED COLLATERAL SUBAGENT, AND HOLD TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH GENERAL SECURED PARTY HARMLESS FROM AND AGAINST ANY CLAIMS (INCLUDING WITHOUT LIMITATION THIRD PARTY CLAIMS FOR PERSONAL INJURY OR REAL OR PERSONAL PROPERTY DAMAGE), ACTIONS, ADMINISTRATIVE PROCEEDINGS (INCLUDING INFORMAL PROCEEDINGS) JUDGMENTS, DAMAGES, PUNITIVE DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENTS OF CLAIMS), INTEREST OR LOSSES, REASONABLE ATTORNEYS' FEES (INCLUDING ANY FEES AND EXPENSES INCURRED IN ENFORCING THIS INDEMNITY), CONSULTANT FEES, AND EXPERT FEES THAT ARISE DIRECTLY OR INDIRECTLY FROM OR IN CONNECTION WITH THE PRESENCE ON THE MORTGAGED PROPERTY OF WETLANDS, TIDELANDS OR SWAMP AND OVERFLOW LANDS, OR ANY BREACH OF THE FOREGOING REPRESENTATION AND WARRANTY EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE PROVISIONS OF THIS SECTION 3.5 SHALL SURVIVE THE TERMINATION AND RECONVEYANCE OF THIS DEED OF TRUST. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OTHER THAN GROSS (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.

         3.6 ENVIRONMENTAL MATTERS: Except as listed on Schedule 8.18 of the Credit Agreement, or as otherwise could not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement), the Grantor is in compliance with all applicable Environmental Laws and has been issued and will maintain and keep current all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 8.18 of the Credit Agreement, or as otherwise could not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement), neither the Grantor nor, to the best of Grantor's knowledge, and, with respect to the Material Real Property only, after reasonable investigation, any previous owner or operator of the Mortgaged Property or any other Person, (a) has used or is using the Mortgaged Property in violation of any Environmental Law; (b) has managed, generated, stored, released, discharged, treated, or disposed of any Hazardous Material on any portion of the Mortgaged Property; or (c) has transferred or caused to be transferred any Hazardous Material from the Mortgaged Property to any other location. Except for Hazardous Materials necessary for the routine maintenance of the Mortgaged Property and as used in the ordinary course of the Mortgagor's business, which Hazardous Material shall be used in accordance with all applicable Environmental Laws, the Grantor covenants that it shall not permit any Hazardous Materials to be brought on to the Mortgaged Property, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws. Neither the Grantor nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Grantor nor any Subsidiary is aware of any facts which (i) calls into question, or could reasonably be expected to call into question, compliance by the Grantor or any Subsidiary with any Environmental Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit or approval necessary for the operations of the Grantor's or Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Grantor or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Laws.

         Except as listed on Schedule 8.18 of the Credit Agreement, or as otherwise could not reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement), neither the Grantor nor any Subsidiary, nor, to the best of Grantor's knowledge, any previous owner or operator of the Mortgaged Property or any other Person has used or is using the Mortgaged Property in violation of any Environmental Law, has managed, generated, stored, released, treated, or disposed of any Hazardous Material on any portion of the Mortgaged Property, or transferred or caused to be transferred any Hazardous Material from the Mortgaged Property to any other location. Except for Hazardous Materials necessary for the routine maintenance of the Mortgaged Property and as used in the ordinary course of the Grantor's or Subsidiary's business, which Hazardous Material shall be used in accordance with all applicable Environmental Laws, the Grantor and any Subsidiary covenant that they shall not permit any Hazardous Materials to be brought on to the Mortgaged Property, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

         Grantor hereby unconditionally covenants and agrees with Beneficiary as follows:

         4.1 PAYMENT AND PERFORMANCE: Grantor will satisfy and perform the General Senior Obligations, including the payment of any sums required thereby, in full and on or before the dates the same are to be satisfied and performed.

         4.2 COMPLIANCE WITH LEGAL REQUIREMENTS: Grantor will promptly and faithfully comply with, conform to and obey in all material respects all Legal Requirements whether or not the same shall necessitate structural changes in or improvements to, or interfere with the use or enjoyment of, the Mortgaged Property, and provided that Grantor shall have the right in good faith to contest any such Legal Requirement provided that the Mortgaged Property affected thereby shall be in no danger of being sold, forfeited or lost pursuant to such contest and provided that adequate reserves have been set aside by Grantor, in accordance with Generally Accepted Accounting Principles, to pay the cost necessary to comply with such Legal Requirement in the event Grantor fails to prevail in such contest. Grantor will procure and continuously maintain in full force and effect all permits, licenses and other authorizations required for construction of improvements, for any permitted use of the Mortgaged Property or any part thereof then being made and for the lawful and proper installation, operation and maintenance of the Mortgaged Property. Grantor will not maintain any nuisance on the Mortgaged Property.

         4.3 LIEN STATUS: Grantor will defend and protect the lien, security title and security interest status of this Deed of Trust subject only to the Permitted Encumbrances and to Priority Liens and the Liens granted under the other Security Documents. If Grantor shall fail to satisfy its obligations under this Section 4.3, Beneficiary and the Designated Collateral Subagent shall have the rights granted by Section 10.7 hereof to take such actions as Beneficiary or the Designated Collateral Subagent deems necessary to defend and protect the lien, security title and security interest status of this Deed of Trust, subject as aforesaid. Grantor shall reimburse Beneficiary and the Designated Collateral Subagent for any losses or Expenses incurred by Beneficiary or the Designated Collateral Subagent if an interest in the Mortgaged Property, other than as permitted hereunder, is claimed by others.

         4.4 PAYMENT OF IMPOSITIONS AND OTHER AMOUNTS:

                  (a) Grantor will duly pay and discharge, or cause to be paid and discharged, the Impositions before the earlier of (i) the day any fine, penalty, interest or cost may be added thereto or imposed thereon or (ii) the day any Lien may be filed for the non-payment thereof; provided, however, that (1) Grantor may, if permitted by law and if such installment payment would not result in the imposition of any fine, penalty or cost on the remaining amount then due, pay the Impositions in installments whether or not interest shall accrue on the unpaid balance of such Impositions, and (2) unless an Event of Default, or any material Default, has occurred and is continuing, Grantor shall not be required to pay and discharge or to cause to be paid and discharged any such Impositions so long as (u) the validity or amount thereof shall be contested diligently and in good faith by appropriate proceedings, (v) the Mortgaged Property shall then be in no danger of being sold, forfeited or lost pursuant to such contest, and (w) adequate reserves have been set aside by Grantor to pay the Impositions, and any fine, penalty, interest or cost that may be added thereto or imposed thereon, in accordance with Generally Accepted Accounting Principles, consistently applied by Grantor in connection therewith.

                  (b) Notwithstanding the foregoing subsection (a), but subject to subsection (c) below, Grantor (i) shall pay all lawful claims and demands of mechanics, materialmen, laborers and others with respect to the Mortgaged Property before the earlier of (y) the day any fine, penalty, interest or cost may be added thereto or imposed thereon or
         (z) the day any Lien or claim of Lien may be filed for the non-payment thereof; and (ii) shall not create or suffer or permit any mechanic's liens or claims of lien, materialmen's liens or claims of lien, or other liens or claims for lien made by parties claiming to have provided labor or materials with respect to the Mortgaged Property (which liens and claims of lien are herein referred to as "Mechanic's Liens") to attach to or be filed against the Mortgaged Property, whether such Mechanic's Liens are inferior or superior to the lien of this Deed of Trust, except to the extent permitted by subsection (c) below.

                  (c) Notwithstanding the foregoing prohibition against Mechanic's Liens against the Mortgaged Property, Grantor, or any party obligated to Grantor to do so, may in good faith and with reasonable diligence by appropriate proceedings contest the validity or amount of any Mechanic's Lien and defer payment and discharge thereof during the pendency of such contest, provided: (i) that such contest shall have the effect of preventing the sale or forfeiture of the affected Parcels and any part thereof, or any interest therein, to satisfy any such Mechanic's Lien; (ii) that, within twenty (20) days after Grantor has been notified of the filing of any Mechanic's Lien, any affidavit claiming a Mechanic's Lien or any notice of intention to file a Mechanic's Lien, Grantor shall have notified Beneficiary and the Designated Collateral Subagent in writing of Grantor's intention to contest such Mechanic's Lien or to cause such other party to contest such Mechanic's Lien; (iii) that to the extent required by applicable Legal Requirements in connection with such contest, Grantor shall deposit with the court or other applicable Person such bonds or other security as is so required; and (iv) that adequate reserves have been set aside by Grantor, in accordance with Generally Accepted Accounting Principles, to pay in full such Mechanic's Lien and all interest which may be due in connection therewith.

         4.5 REPAIR: Grantor will maintain and preserve the Material Real Property it uses in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, which are necessary to keep same in such order and condition.

         4.6 INSURANCE: Grantor will maintain or cause to be maintained upon and relating to the Mortgaged Property policies of liability and casualty insurance in amounts and otherwise in accordance with the Senior Credit Documents, the Security Documents and this Section 4.6. In addition to the policies referred to above, Grantor will maintain the following policies:

                  (a) Prior to construction of any improvements on the Mortgaged Property, an "all-risk", completed value, non-reporting builder's risk insurance policy or policies that provide coverage similar to the foregoing must be submitted to the Designated Collateral Subagent. This policy must be from a company and in an amount satisfactory to the Designated Collateral Subagent, must have a vandalism and malicious mischief endorsement and must be sufficient to avoid the application of any co-insurance provisions, must include provisions for a minimum 30-day advance written notice of any intended policy cancellation or non-renewal, and must designate the Beneficiary and the Designated Collateral Subagent as mortgagee and loss payee in a standard mortgagee endorsement


         Address:       Bank of America, N.A.
                        101 North Tryon Street
                        NC1-001-15-04
                        Charlotte, North Carolina 28255
                        Attention:  Agency Services

                  (b) The Grantor covenants to maintain or cause to be maintained, by the Grantor and, during the construction of any improvements on the Mortgaged Property, the general contractor, general accident and public liability insurance against all claims for bodily injury, death or property damage occurring upon, in or about any part of the Mortgaged Property. The policies must be from companies and in amounts satisfactory to the Designated Collateral Subagent. The contractor's policy must include worker's compensation coverage in an amount sufficient to satisfy statutory requirements.

                  (c) An "all-risk" permanent insurance policy must be in effect, and an original certificate from the issuing insurance company evidencing that the policy is in full force and effect must be submitted to the Designated Collateral Subagent. The policy must be from a company satisfactory to the Designated Collateral Subagent, must be in an amount satisfactory to the Designated Collateral Subagent, must eliminate all co-insurance provisions, must include a Replacement Cost and Agreed Amount/Stipulated Value Endorsement, must include a Sinkhole Endorsement, if appropriate, must include provisions for a minimum 30-day advance written notice to the Designated Collateral Subagent of any intended policy cancellation or non-renewal, and must designate the

         Beneficiary and the Designated Collateral Subagent as mortgagee and loss payee in a standard mortgagee endorsement, as its interest may appear.

                  (d) The Grantor shall, at its own cost, maintain rent loss/business interruption insurance as to the Buildings now or hereafter comprising a part of the Mortgaged Property and being used by Grantor in the conduct of its business. The policy must be from a company and in an amount satisfactory to the Designated Collateral Subagent and must include provisions for a minimum 30-day advance written notice to the Designated Collateral Subagent of any intended policy cancellation or non-renewal.

                  (e) If, and to the extent that, the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards as defined in the Federal Flood Disaster Protection Act of 1973, as such act may from time to time be amended and in effect, or pursuant to any other national or state program of flood insurance, the Grantor shall carry flood insurance with respect to the Mortgaged Property in an amount not less than the maximum amount available under the Flood Disaster Protection Act of 1973 and the regulations issued pursuant thereto, as amended from time to time, in form complying with the "insurance purchase" requirement of that Act.

                  (f) Each such liability insurance policy shall name the Beneficiary and the Designated Collateral Subagent and each General Secured Party as an additional insured party with respect to the Mortgaged Property, and each such casualty insurance policy shall name the Beneficiary and the Designated Collateral Subagent as a loss payee, and shall provide by way of endorsements, riders or otherwise that (i) proceeds will be payable to the Designated Collateral Subagent as its interest may appear; (ii) the Designated Collateral Subagent will be loss payee for all proceeds payable if the proceeds payable are equal to or greater than $1,000,000 in amount on a per occurrence or claim basis; (iii) such insurance policy shall be renewed, if renewal is available, and shall not be canceled and further, shall not be endorsed, altered or reissued to effect a change in coverage in any manner materially adverse to the Beneficiary or the Designated Collateral Subagent, for any reason and to any extent whatsoever unless such insurer shall have first given the Designated Collateral Subagent thirty (30) days' prior written notice thereof; (iv) such insurance policy shall not be impaired by any act or neglect of Grantor or any use of the Mortgaged Property for purposes more hazardous than are permitted by such policy; and (v) the Beneficiary or the Designated Collateral Subagent may, but shall not be obliged to, make premium payments to prevent any nonrenewal, cancellation, endorsement, alteration or reissuance and such payments shall be accepted by the insurer to prevent same.

                  (g) The Designated Collateral Subagent shall be furnished with the original of each such initial policy or a certificate with a duplicate of such original policy coincident with the execution of this Deed of Trust and satisfactory evidence of renewal thereof not less than thirty (30) days prior to the expiration of the initial or each preceding renewal policy together with receipts or other evidence that the premiums thereon have been paid, with the original of each renewal policy or a certificate with a duplicate of such renewal policy to follow as soon as available or, in any such case, an appropriate broker's certificate in respect thereto. Upon request by the Designated Collateral Subagent, Grantor shall furnish to the Designated Collateral Subagent a statement certified by Grantor or a duly authorized officer of Grantor of the amounts of insurance maintained in compliance with this Section 4.6, a general description of the risks covered by such insurance and of the insurance company or companies which carry such insurance. In addition, Grantor will promptly comply with any and all requirements of any insurer of any portion of the Mortgaged Property and any and all rules and regulations of any insurance commission or board of fire underwriters having jurisdiction over the Mortgaged Property.

         4.7 RESTORATION FOLLOWING CASUALTY: If any acts or occurrences of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, shall result in damage to or loss or destruction of the Mortgaged Property, Grantor will give prompt notice thereof to Beneficiary and the Designated Collateral Subagent. If
(a) there are sufficient insurance proceeds or sufficient other amounts available to Grantor to fully pay for the restoration, repair or replacement (hereinafter called "Work") of the Mortgaged Property and the projected appraised value of the Mortgaged Property upon completion of the Work is equal to or greater than the appraised value of the Mortgaged Property immediately prior to the casualty, (b) no Default or Event of Default shall have occurred and be continuing, (c) all parties having commitments to provide financing with respect to the Mortgaged Property, to purchase Grantor's interest in full or in part in the Mortgaged Property or to purchase the General Senior Obligations agree in a manner satisfactory to the Designated Collateral Subagent that their commitments will continue in full force and effect and, if necessary, the expiration of such commitments will be extended by the time necessary to complete the restoration or repair, and (d) neither the Beneficiary nor the Designated Collateral Subagent will incur any liability to any other person as a result of such use or release of insurance proceeds, then Grantor will so certify to Beneficiary and the Designated Collateral Subagent, and will certify that it will, and shall, within 30 days following reaching an agreement with the insurer under the property insurance policy relating thereto with regard to the disbursement of insurance proceeds commence and thereafter continue diligently to completion, to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by Grantor in its business judgment. If the conditions set forth in such certificate of Grantor are not satisfied with respect to an occurrence resulting in a claim against the Grantor's property insurance policy, or if Grantor fails to deliver such a certificate to Beneficiary and the Designated Collateral Subagent within 180 days following such occurrence, or if Grantor shall otherwise fail to restore, repair, replace or rebuild such Mortgaged Property as provided herein, the insurance proceeds related thereto shall be promptly paid to the Designated Collateral Subagent and held in a segregated cash collateral account as collateral security for the General Senior Obligations until the earliest to occur of (i) the Security Termination Date, at which time such proceeds shall be paid to the Grantor, (ii) the occurrence of an Event of Default, at which time such proceeds shall be applied (subject to compliance with

Senior Debt Intercreditor Agreement) to the General Senior Obligations, or (iii) the Required General Secured Parties direct the Beneficiary in writing to release such proceeds to the Grantor, at which time such proceeds shall be paid to the Grantor.

         4.8 APPLICATION OF PROCEEDS: Insurance proceeds to be used for Work, which proceeds are equal to or greater than $1,000,000 on a per occurrence or claim basis, initially shall be paid to the Designated Collateral Subagent, and shall be paid out by the Designated Collateral Subagent to Grantor from time to time as the Work progresses, subject to the following conditions: (a) prior to the commencement thereof (other than Work to be performed on an emergency basis to protect the Mortgaged Property or prevent interference therewith), an architect, engineer or construction manager, reasonably approved by the Designated Collateral Subagent, shall be retained by Grantor (at Grantor's expense) and charged with the supervision of the Work; (b) each request for payment by Grantor shall be made on ten (10) days prior notice to the Designated Collateral Subagent and shall be accompanied by a certificate by an executive officer of Grantor, stating that: (i) all of the Work completed has been completed in substantial compliance with the plans and specifications therefor;
(ii) the sum requested is justly required to reimburse Grantor for payments by Grantor to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work; and (iii) when added to all sums previously paid out by Grantor, the sum requested does not exceed the value of the Work completed to the date of such certificate; (c) the amount of insurance proceeds remaining in the hands of the Designated Collateral Subagent or remaining to be disbursed by the applicable insurance company, plus any further reserves agreed to be maintained by Grantor in conformity with Generally Accepted Accounting Principles in connection with the Work, will in the Designated Collateral Subagent's reasonable judgment be sufficient to complete the Work; (d) each request shall be accompanied by certification by an executive officer of Grantor or copies of waivers of Lien reasonably satisfactory in form and substance to the Designated Collateral Subagent covering that part of the Work for which payment or reimbursement is being requested; provided, however, that in the event it is customary State practice not to grant such waivers prior to the making of such payments, Grantor shall have obtained affidavits from the parties requesting such payment (i) stating the amount then due and (ii) promising the delivery of the waiver upon the making of the payment; (e) a Default has not occurred and is not continuing since the hazard, casualty or contingency giving rise to payment of the insurance proceeds occurred; (f) in the case of the request for the final disbursement, such request is accompanied by a copy of any certificates of occupancy or other certificate required by any Legal Requirement to render occupancy of the damaged portion of the Mortgaged Property lawful; and (g) if, in the Designated Collateral Subagent's reasonable judgment, the amount of such insurance proceeds will not be sufficient to complete the Work (which determination may be made prior to or from time to time during the performance of the Work), Grantor shall maintain adequate reserves in conformity with Generally Accepted Accounting Principles equal to an amount of money which when added to such insurance proceeds will be sufficient, in the Designated Collateral Subagent's reasonable judgment, to complete the Work. Insurance proceeds to be used for Work, which proceeds are less than $1,000,000 on a per occurrence or claim basis, initially shall be paid to Grantor and shall be used by Grantor to perform such Work in accordance with its certificate delivered pursuant to Section

4.7, with any excess thereof being retained by the Grantor. In the event Grantor elects to restore, repair, replace or rebuild the Mortgaged Property and subsequently fails to comply with any of the conditions set forth herein for disbursement of insurance proceeds, any proceeds remaining to be disbursed, whether held by Grantor, Beneficiary, the Designated Collateral Subagent or an insurance company, shall be paid to the Designated Collateral Subagent and held in a segregated cash collateral account as collateral security for the General Senior Obligations until the earliest to occur of (i) the Security Termination Date, at which time such proceeds shall be paid to the Grantor, (ii) the occurrence of an Event of Default, at which time such proceeds shall be applied (subject to compliance with the Senior Debt Intercreditor Agreement) to the General Senior Obligations, or (iii) the Required General Secured Parties direct the Beneficiary in writing to release such proceeds to the Grantor, at which time such proceeds shall be paid to the Grantor.

         4.9 INSPECTION: Grantor will permit Trustee, Beneficiary, the Designated Collateral Subagent, any of the General Secured Parties and any of their agents, representatives and employees, upon reasonable advance notice to Grantor to inspect the Mortgaged Property at any reasonable time.

         4.10 LEASES:

                  (a) Grantor shall promptly and fully keep, observe and perform, or cause to be kept, observed and performed, all of the material terms, covenants, provisions and agreements imposed upon or assumed by Grantor under any Leases, now or hereafter in effect, including any amendments or supplements to such Leases covering any part of the Mortgaged Property that is affected by the terms, covenants, provisions and agreements imposed upon or assumed by Grantor in such Leases and Grantor will not do or fail to do, or permit or fail to permit to be done, any act or thing, the doing or omission of which will give any party a right to terminate any of such Leases or, in the case of any tenant, to abate the rental or other material payment due thereunder;

                  (b) If Grantor shall, in any manner, fail to comply with subsection (a) above, Grantor agrees that Beneficiary or the Designated Collateral Subagent may (but shall not be obligated to) take, upon ten
         (10) days' written notice to Grantor (or upon lesser notice, or without notice, if Beneficiary reasonably deems that the same is required to protect its interest in the Mortgaged Property), any action which Beneficiary or the Designated Collateral Subagent shall reasonably deem necessary or desirable to keep, observe and perform or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Mortgaged Property and take all action thereon as may be necessary therefor, or to prevent or cure any default by Grantor in the performance of or compliance with any of Grantor's covenants or obligations under said Leases. Beneficiary and the Designated Collateral Subagent may rely on any notice of default received from any tenant unless, in connection with any such default or alleged default Grantor in good faith notifies Beneficiary and the Designated Collateral Subagent of Grantor's election to contest such default by appropriate procedures and diligently pursues such contest. Grantor shall promptly deliver to Beneficiary and the Designated Collateral Subagent a copy of any notice relating to defaults received from any tenant that is a party, or the trustee, receiver or successor for or to a party, to any of said Leases. Beneficiary or the Designated Collateral Subagent may expend such sums of money as are reasonable and necessary for any such purposes, and Grantor hereby agrees to pay to Beneficiary and the Designated Collateral Subagent, immediately upon demand, all sums so expended by Beneficiary or the Designated Collateral Subagent, together with interest thereon from the date of such payment at the Default Rate, and until so paid by Grantor, all sums so expended by Beneficiary or the Designated Collateral Subagent and the interest thereon shall be added to the General Senior Obligations secured by the lien and legal operation and effect of this Deed of Trust; and

                  (c) Grantor will not, without the prior written consent of the Beneficiary and the Designated Collateral Subagent, amend, modify, terminate or cancel any of the Leases of any part of the Mortgaged Property in any way which could reasonably be expected to materially adversely affect the interests of the General Secured Parties.

         4.11 [INTENTIONALLY OMITTED]

         4.12 TAXES: Grantor shall pay, together with interest, fines, and penalties, if any, any documentary stamp, recording, transfer, mortgage, intangibles (including without limitation all recurring intangible taxes) or other taxes or fees whatsoever due under the laws of the State in connection with the making, execution, delivery, filing of record, recordation, assignment, release, or discharge of any of the Senior Credit Documents or in connection with any advances made thereunder. This obligation shall survive the repayment of the General Senior Obligations and shall continue for so long as Beneficiary could be assessed for such taxes or fees, or for penalties or interest with respect to such taxes or fees.

         4.13 COLLECTION COSTS: In the event that this Deed of Trust is foreclosed, or in the event this Deed of Trust is put into the hands of an attorney for collection, suit, action or foreclosure, or in the event of the foreclosure of any mortgage prior to or subsequent to this Deed of Trust, in which proceeding Beneficiary or the Designated Collateral Subagent is made a party, or in the event of the bankruptcy of the Grantor, or an assignment by the Grantor for the benefit of creditors, Grantor, its successors and assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including an amount as attorneys' fees not to exceed such amount as may be permitted by the laws of the applicable State including reasonable actual attorneys' fees for all appellate proceedings and post-judgment action involved therein, which shall be due and payable at once together with all required service or use taxes; the payment of which charges, fees and taxes together with all costs and expenses, shall be secured hereby, and may be recovered in any suit or action hereupon or hereunder.

         4.14 RESERVES:

                  (a) If the Designated Collateral Subagent so requires, Grantor shall deposit with the Designated Collateral Subagent from time to time a sum, as reasonably estimated by the Designated Collateral Subagent, equal to (i) the Impositions (ii) the rents under any ground lease, if any, and (iii) the premiums next due on the insurance policies required under this Deed of Trust, less all sums already deposited therefor, divided by the number of months to elapse before two months prior to the beginning of such tax year or the date when such Impositions, rents and premiums will become delinquent, as the case may be. The Designated Collateral Subagent may require Grantor to deposit with the Designated Collateral Subagent, in advance, such other sums for other taxes, assessments, premiums, charges, and impositions in connection with the Property as the Designated Collateral Subagent deems necessary to protect Beneficiary's interests (collectively, the "Other Reserves"). Such sums for Other Reserves shall be deposited in a lump sum or in periodic installments, at the Designated Collateral Subagent's option. If requested by the Designated Collateral Subagent, Grantor shall promptly deliver to the Designated Collateral Subagent all bills and notices with respect to any rents, taxes, assessments, premiums, and Other Reserves. All sums deposited with the Designated Collateral Subagent under this Section 4.14 are hereby pledged to the General Collateral Agent for the benefit of the General Secured Parties as additional security for the General Senior Obligations.

                  (b) All sums deposited by Grantor under this Section 4.14 shall be held by the Designated Collateral Subagent and applied in such order as Beneficiary or the Designated Collateral Subagent elects to pay such Impositions, rents, premiums, and Other Reserves; in the Event of Default hereunder, such sums may be applied, in whole or in part, to the indebtedness secured hereby in accordance with the Senior Debt Intercreditor Agreement. The arrangement provided for in this Section
         4.14 is solely for the added protection of Beneficiary and entails no responsibility on Beneficiary's part beyond the allowing of due credit, without interest, for the sums actually received by it. Upon any assignment of this Deed of Trust by Beneficiary, any funds on hand shall be turned over to the assignee and any responsibility of Beneficiary with respect thereto shall terminate. Each permitted transfer of the Mortgaged Property shall automatically transfer to the grantee all rights of Grantor with respect to any funds accumulated hereunder.

                  (c) If the total deposits held by the Designated Collateral Subagent under this Section 4.14 exceeds the amount deemed necessary by the Designated Collateral Subagent to provide for the payment of such Impositions, rents, premiums, and Other Reserves as the same fall due, then such excess shall be credited by the Designated Collateral Subagent on the next due installment or installments of such deposits, provided no Event of Default then exists hereunder. If at any time the total deposits held by the Designated Collateral Subagent is less than the amount deemed necessary by the Designated Collateral Subagent to provide for the payment thereof as the same fall due, then Grantor shall deposit the deficiency with the Designated Collateral Subagent within 30 days after written notice to Grantor stating the amount of the deficiency.

         4.15 ESTOPPEL CERTIFICATES: Grantor, upon request of the Designated Collateral Subagent, shall, from time to time, certify to the best of its knowledge to Beneficiary and the Designated Collateral Subagent or to any permitted assignee of this Deed of Trust, by an instrument in form satisfactory to the Designated Collateral Subagent or such assignee, in its reasonable discretion, duly acknowledged, inter alia, the amount then owing under the Senior Credit Documents and the date through which interest thereon has been paid, and whether any offsets, counterclaims, credits, or defenses exist against payment thereof or performance of any of the Senior Debt Obligations of Grantor under the Senior Credit Documents or this Deed of Trust, within ten (10) days of such request. Beneficiary, the Designated Collateral Subagent and any permitted assignee of this Deed of Trust shall have the right to rely on any such certification.

         4.16 CREATION AND RECORDATION OF ADDITIONS AND BETTERMENTS: Grantor shall arrange for timely recording or filing as required of all documents having to do with additions to or betterments of any portion of the Mortgaged Property, and the covenants and agreements set forth in this Deed of Trust shall apply to all such additions and betterments.

         4.17 CONSENTS: Grantor will obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of a Lien on any interest in the Mortgaged Property to the Beneficiary.

         4.18 [INTENTIONALLY OMITTED]

         4.19 [INTENTIONALLY OMITTED]

         4.20 [INTENTIONALLY OMITTED]

         4.21 CHANGE OF NAME OR ADDRESS: Within 10 days following any change in Grantor's name or address (as specified in the Loan Documents), Grantor shall give written notice of such change to Beneficiary and the Designated Collateral Subagent, and shall promptly execute (and acknowledge, as necessary) all documents and agreements reasonably required by Beneficiary or the Designated Collateral Subagent to confirm or maintain the security interests granted herein or in the other Senior Credit Documents.

         4.22 [INTENTIONALLY OMITTED]

         4.23 NOTICE OF AND RESPONSE TO ENVIRONMENTAL COMPLAINT: Grantor shall give to the Beneficiary and the Designated Collateral Subagent immediate written notice and true, accurate and complete copies of any material complaint, order, directive, claim, citation or notice by any governmental authority or any Person to Grantor, any Subsidiary or any successor relating to any (a) violation or alleged violation by the Grantor or any Subsidiary or any tenant of the Mortgaged Property of any Environmental Law; (b) release or threatened release by or on behalf of the Grantor or any Subsidiary or any tenant or by any person, handling, transporting or disposing of any Hazardous Material on behalf of Grantor or any Subsidiary or any such tenant or at any facility or property owned or leased or operated by Grantor or any Subsidiary or any tenant, of any Hazardous Material; or (c) liability or alleged liability of the Grantor or any Subsidiary or any such tenant for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials. Such notice shall include, among other information, the name of the party making the claim, the nature of the claim and the actual or potential amount of the claim. Grantor shall, within the time period permitted and to the extent required by the applicable Environmental Law or the governmental authority responsible for enforcing such Environmental Law, remove, remedy, or respond to or cause to be removed, remedied or responded to, any violation of any Environmental Law or any release of any Hazardous Material or satisfy any liability for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         4.24 INDEMNIFICATION: THE GRANTOR HEREBY AGREES THAT IT WILL REIMBURSE THE TRUSTEE, THE BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH OF THE GENERAL SECURED PARTIES FOR, AND DEFEND, INDEMNIFY AND HOLD THE TRUSTEE, THE BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH OF THE GENERAL SECURED PARTIES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, COSTS, EXPENSES, LOSSES, PENALTIES, LIABILITIES AND DAMAGES (INCLUDING, WITHOUT LIMITATION, ASSESSMENT AND CLEANUP COSTS AND REASONABLE ATTORNEYS', CONSULTANTS' AND OTHER EXPERTS' FEES, EXPENSES AND DISBURSEMENTS) AND ALL JUDGMENTS, FINES AND PENALTIES INCURRED, ENTERED OR LEVIED AGAINST THE TRUSTEE, THE BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT OR ANY OF THE GENERAL SECURED PARTIES BY ANY GOVERNMENTAL AGENCY OR AUTHORITY ARISING DIRECTLY OR INDIRECTLY FROM, OR AS A RESULT OF OR IN CONNECTION WITH (A) THE USE OF THE MORTGAGED PROPERTY; (B) THE USE OF THE FACILITIES THEREON; (C) THE USE, GENERATION, STORAGE, TRANSPORTATION, TREATMENT, EMISSION, DISCHARGE, DISPOSAL, RELEASE OR HANDLING OF ANY HAZARDOUS MATERIALS AT, UPON OR FROM THE MORTGAGED PROPERTY; OR (D) THE VIOLATION OR ALLEGED VIOLATION OF ANY ENVIRONMENTAL LAW BY GRANTOR OR ANY SUBSIDIARY EXCEPT TO THE EXTENT SUCH CLAIM IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM ANY SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OTHER THAN GROSS (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR

OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY. THE GRANTOR'S OBLIGATIONS UNDER THIS SECTION 4.24 SHALL SURVIVE THE REPAYMENT OF THE SENIOR DEBT OBLIGATIONS, THE OCCURRENCE OF THE SECURITY TERMINATION DATE, AND EXPIRATION OR TERMINATION OF THIS DEED OF TRUST OR ANY FORECLOSURE OR A DEED IN LIEU OF FORECLOSURE OF THIS DEED OF TRUST OR OTHER COLLATERAL SECURING THE SENIOR DEBT OBLIGATIONS.

         4.25 OTHER AGREEMENTS: Without first obtaining on each occasion the written approval of the Designated Collateral Subagent, the Grantor shall not, except to the extent not prohibited by the Credit Agreement, enter into, cancel, surrender or modify or permit the cancellation of any rental agreement, management contract, franchise agreement, construction contract, technical services agreement or other contract, license or permit now or hereafter affecting the Material Real Property, or modify any of said instruments, or accept or permit to be made any prepayment of any installment of rent or fees thereunder. Certified copies of each such agreement shall be submitted to the Designated Collateral Subagent as soon as possible. The Grantor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions, and agreements contained in each of said instruments, now or hereafter existing, on the part of the Grantor to be kept and performed (including performance of all covenants to be performed under any and all leases of the Material Real Property or any part thereof) and shall at all times do all things necessary and appropriate to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.

         4.26 TRANSFER OF LICENSE: If Beneficiary acquires title to the Mortgaged Property, Grantor shall execute, deliver and file or use its best efforts to cause the tenant under the Lease of the Mortgaged Property to execute, deliver and file all documents and statements requested by the Beneficiary or the Designated Collateral Subagent to effect the transfer of the licenses and other governmental authorizations necessary for the continued use and operation of the Mortgaged Property, subject to any required approval of governmental regulatory authorities, and shall provide to the Designated Collateral Subagent all information and records required in connection therewith.

                                    ARTICLE V

                               NEGATIVE COVENANTS

         Grantor hereby covenants and agrees with Beneficiary that, until the Security Termination Date shall have occurred:

         5.1 USE VIOLATIONS: Grantor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of the Mortgaged Property in any manner which would result in a violation of Section 4.2 above or make void, voidable or cancelable, any insurance then in force with respect thereto.

         5.2 WASTE: Grantor will not commit or permit any waste of the Mortgaged Property or permit any nuisance to be maintained thereon.

         5.3 TRANSFER OF MORTGAGED PROPERTY; PARTIAL RELEASE: Except as permitted under the Senior Credit Documents, Grantor will not, without the prior written consent of Beneficiary or the Designated Collateral Subagent acting at the direction of the Required General Secured Parties, permit any of the Mortgaged Property to be sold, transferred, conveyed, mortgaged, pledged, encumbered, disposed of, leased or removed at any time (any or all of the foregoing being referred to herein as a "Transfer"). If such Transfer is permitted by the Required General Secured Parties, then, upon at least ten (10) days' prior notice to Beneficiary and the Designated Collateral Subagent, Grantor shall have the right to obtain from the Trustee and the Beneficiary, as applicable, the release or reconveyance of such transferred portions of the Mortgaged Property. As a condition of any such release or reconveyance, (i) Grantor shall pay all trustees' fees, recording fees, escrow fees, attorneys' fees and other costs and expenses incurred by Beneficiary, the Designated Collateral Subagent and/or Trustee in connection with any release or reconveyance given hereunder; and (ii) Grantor shall deliver to the Designated Collateral Subagent such evidence as the Designated Collateral Subagent reasonably requests that (A) such release or reconveyance of any portion of the Mortgaged Property can be done in compliance with all applicable subdivision and other laws and regulations, and (B) Beneficiary's and the General Secured Parties' rights and remedies with respect to the remaining Mortgaged Property under the Senior Credit Documents will not be impaired by such release or reconveyance.

         5.4 RIGHTS OF REVERTER AND POWERS OF TERMINATION: With respect to any fee-owned Parcel of Mortgaged Property subject to a right of reverter or power of termination, and so long as such right or power is or may be enforceable,
Grantor:

                  (a) will not take or omit to take any action or change the use of such Parcel or otherwise so as to enable the beneficiary of such right or power to enforce or obtain the benefit of such reversion or termination; and

                  (b) will not file for or otherwise initiate any proceedings to abandon such Parcel.

                                   ARTICLE VI

                             DEFAULT AND FORECLOSURE

         6.1 REMEDIES: Upon and after the occurrence of an Event of Default under any of the Senior Credit Documents (collectively, an "Event of Default"), and if upon and after such occurrence all or any portion of the General Senior Obligations then remaining unpaid shall have been declared due and payable in accordance with the applicable Senior Credit Documents, then, without notice or demand, which are hereby expressly waived to the extent permitted under applicable law, the Trustee, Beneficiary or the Designated Collateral Subagent, as applicable, may, and upon the written directions of the Required Enforcement General Secured Parties shall, exercise any or all of the following rights, remedies and recourses:

                  (A) ENTRY UPON MORTGAGED PROPERTY: To the extent permitted by applicable Legal Requirements, enter upon all or any part of the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Grantor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Beneficiary's prior written consent thereto, Trustee, Beneficiary or the Designated Collateral Subagent, as applicable, may invoke any and all legal remedies to dispossess Grantor, including without limitation one or more actions for forcible entry and detainer, trespass to try title and writ of restitution. Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

                  (B) OPERATION OF MORTGAGED PROPERTY:

                            (i) To the extent permitted by applicable Legal
                  Requirements, by itself or by the appointment of a receiver in accordance with applicable Legal Requirements, hold, lease, manage, operate or otherwise use or permit the use of all or any portion of the Mortgaged Property, either by itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Trustee, Beneficiary or the Designated Collateral Subagent, as applicable, may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Beneficiary or the Designated Collateral Subagent shall reasonably deem necessary or desirable), and apply all Rents and other amounts collected by Trustee or Beneficiary or Designated Collateral Subagent in connection therewith in accordance with the provisions of Section 6.6 below.

                           (ii) To the extent permitted by applicable Legal
                  Requirements, as attorney-in-fact or agent of the Grantor, or in its own name as Beneficiary or by the appointment of a receiver in accordance with applicable Legal Requirements and under the powers herein granted, hold, operate, manage, and control all or any portion of the Mortgaged Property and conduct the business, if any, thereof, either personally or by its agents, and to exercise the powers described in Section
                  8.3 hereof. Such remedies may be exercised cumulatively and concurrently, and in this respect Beneficiary and the Designated Collateral Subagent shall be entitled to avail itself of the benefits and rights stated in Section 6.3 below.

                  (C) FORECLOSURE: Institute a proceeding, judicial or otherwise, for the complete foreclosure of this Deed of Trust to the fullest extent permitted by law; or (ii) institute a proceeding or proceedings, judicial or otherwise, for the partial foreclosure of this Deed of Trust, as permitted by applicable Legal Requirements for the portion of the General Senior Obligations then due and payable, with this Deed of Trust then continuing unimpaired and without loss of priority so as to secure the balance of the General Senior Obligations.

                  (D) SALE: To the extent permitted by applicable Legal Requirements, sell or offer for sale the Mortgaged Property, in such portions, order and parcels as Trustee may determine, with or without having first taken possession of same, to the highest bidder for cash in lawful money of the United States at public auction in accordance with applicable Legal Requirements, or the UCC, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Deed of Trust shall continue as a lien and security interest on the remaining portion of the Mortgaged Property. Trustee may postpone any sale by public announcement at the time and place noticed for the sale. If the Mortgaged Property consists of several lots, Parcels or items of property, Trustee may, in its sole discretion and to the extent permitted by applicable law: (i) designate the order in which such lots, parcels or items shall be offered for sale or sales, or (ii) elect to sell such lots, parcels or items through a single sale, or through two or more successive sales or in any other manner Trustee deems in its best interest. Should Trustee desire that more than one sale or other disposition of the Mortgaged Property or any portion thereof be conducted simultaneously, or successively, on the same day, or at such different days or times and in such order as Trustee may deem to be in its best interests, no such sale shall terminate or otherwise affect the lien and security interest of this Deed of Trust on any part of the Mortgaged Property not sold until all the General Senior Obligations have been Fully Satisfied. Grantor shall pay the Expenses of any sale of the Mortgaged Property, whether one or more, and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee, its agents and counsel, and shall pay all expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the Default Rate. Upon any sale hereunder, Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold, but without any covenant or warranty whatsoever, express or implied, whereupon such purchaser or purchasers shall be let into immediate possession; and the recitals in any such deed or deeds of facts, such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts; and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

                  (E) TRUSTEE OR RECEIVER: Prior to, upon or at any time after, commencement of foreclosure of the lien, security title and security interest provided for herein or any legal proceedings pursuant hereto, make application to a court of competent jurisdiction for appointment of a receiver of the Mortgaged Property. Such application may be made as a matter of strict right and without notice to Grantor (unless notice is required by applicable Legal Requirements and such right of notice may not be waived) or regard to the adequacy of the Mortgaged Property or insolvency of the Grantor or any person who may be legally or equitably liable to pay the General Senior Obligations and without giving bond to Grantor (unless bond is required by applicable Legal Requirements and such right of bond may not be waived), and Grantor does hereby irrevocably consent to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property all upon such terms as may be approved by the court, and shall apply the Rents in accordance with the provisions of this Deed of Trust.

                  (F) SEPARATE SALES: To the extent permitted by applicable Legal Requirements, the Mortgaged Property may be sold in one or more Parcels and in such manner and order as Trustee, Beneficiary and the Designated Collateral Subagent, as applicable, in their sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

                  (G) OTHER: Exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity or at law, by virtue of statute or otherwise, including, without limitation, the right to bring an action in any court of competent jurisdiction to foreclose this instrument as a realty mortgage or enforce any of the terms hereof.

                  (H) REMEDIES CUMULATIVE, CONCURRENT AND NONEXCLUSIVE: Trustee, Beneficiary and the Designated Collateral Subagent shall have all rights, remedies and recourses granted in the Senior Credit Documents and the General Security Instruments and available at law or equity (including specifically those granted by the UCC in effect and applicable to the Mortgaged Property) and, except as limited by applicable Legal Requirements, the same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Grantor or against all or any portion of the Mortgaged Property, at the sole discretion of Trustee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be nonexclusive.

                  (I) COLLECTION OF COSTS AND EXPENSES: The Trustee, the Beneficiary and the Designated Collateral Subagent shall be entitled to receive all costs and expenses of the sale or repossession of the Mortgaged Property including the Trustee's fees and reasonable attorneys' fees or receiver's reasonable fee or commission, if any, title and abstracting charges, reasonable attorneys' fees and a reasonable auctioneer's fees, and all other costs and expenses incurred in exercising its remedies hereunder.

         6.2 NO CONDITIONS PRECEDENT TO EXERCISE OF REMEDIES: The Grantor shall not be relieved of any obligation it has under the Senior Credit Documents by reason of (i) the release, regardless of consideration, of any of the Mortgaged Property or any other collateral held pursuant to any of the Senior Credit Documents or the addition of any other property to the Mortgaged Property or any other such collateral; (ii) any agreement or stipulation between any subsequent owner of all or any portion of the Mortgaged Property and Beneficiary or the Designated Collateral Subagent or any of the General Secured Parties extending, renewing, rearranging or in any other way modifying the terms of any of the Senior Credit Documents without first having obtained the consent of, given notice to or paid any consideration to the Grantor, and in such event the Grantor shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Beneficiary and the Designated Collateral Subagent; or
(iii) any other acts or occurrence, save and except payment and performance of all of the General Senior Obligations and the occurrence of the Security Termination Date.

         6.3 RESORT TO COLLATERAL: For payment of the General Senior Obligations, to the fullest extent permitted by applicable Legal Requirements, Beneficiary and the Designated Collateral Subagent may resort to any other security therefor held by Trustee in such order and manner as Beneficiary and the Designated Collateral Subagent may elect, and such resort may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

         6.4 WAIVERS: To the fullest extent permitted by applicable Legal Requirements, Grantor hereby irrevocably and unconditionally, WAIVES and RELEASES (a) all benefits that might accrue to Grantor by virtue of any present or future law exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, homestead exemption, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as otherwise provided in the Senior Credit Documents, all notices of any demand, presentment, Event of Default, intent to accelerate or acceleration or the election by Trustee, Beneficiary, the Designated Collateral Subagent, or any of the General Secured Parties (or any agent on their behalf), as applicable, to exercise or the actual exercise of any right, remedy or recourse provided for under any of the Senior Credit Documents; (c) any right to a marshaling of assets or a sale in inverse order of alienation; and (d) any restrictions or conditions upon the exercise by the Trustee, Beneficiary or the Designated Collateral Subagent, as applicable, of the remedies set forth in Section 6.1.

         6.5 DISCONTINUANCE OF PROCEEDINGS: To the extent permitted by applicable Legal Requirements, in case Trustee, Beneficiary, the Designated Collateral Subagent, or any of the General Secured Parties (or any agent on their behalf), as the case may be, shall have proceeded to invoke any right, remedy or recourse permitted under any of the Senior Credit Documents and shall thereafter elect to discontinue or abandon same for any reason, Trustee, Beneficiary, the Designated Collateral Subagent, or any of the General Secured Parties (or any agent on their behalf), as the case may be, shall have the unqualified right so to do and, in such an event, the

Grantor, Trustee, Beneficiary and such other Person shall be restored to their former positions with respect to the Senior Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Trustee, Beneficiary, the Designated Collateral Subagent and such other Person shall continue as if same had never been invoked.

         6.6      APPLICATION OF PROCEEDS:

                  (a) To the extent permitted by applicable Legal Requirements, all proceeds received from the sale or other dispositions of the Mortgaged Property, including but not limited to, the Rents and other income generated by the holding, leasing, operating or other use of the Mortgaged Property, pursuant to Article 6 of this Deed of Trust shall be applied by the Trustee and/or Beneficiary or Designated Collateral Subagent (or the receiver, if one is appointed), as applicable, to the extent that funds are so available therefrom, in accordance with the following priorities:

                  First: to the costs and expenses of the sale or possession of the Mortgaged Property including the Trustee's or receiver's reasonable fee or commission, if any, title and abstracting charges, reasonable attorneys' fees and a reasonable auctioneer's fee if such expense has been incurred;

                  Second: ratably to the satisfaction of the General Senior Obligations in accordance with the terms of the Senior Debt Intercreditor Agreement; provided, however, that the portion of such proceeds applied to the Senior Revolving Credit Obligations shall be further applied in accordance with the terms of the Credit Agreement;

                  Third: to the payment to whomsoever shall be entitled thereto under applicable Legal Requirements, if the person who made the sale knows who is entitled thereto. Otherwise, the surplus shall be paid to the clerk of the superior, district or circuit court (or other court having jurisdiction) of the county where the sale was had.

                  (b) If the Trustee and/or Beneficiary shall be ordered, in connection with any bankruptcy, insolvency or reorganization of the Grantor, to restore or repay to or for the account of the Grantor or any of their creditors any amount theretofore received under this
         Section 6.6, the amount for such restoration or repayment shall be deemed to be a General Senior Obligation so as to place the Trustee and/or Beneficiary or Designated Collateral Subagent in the position they would have been in had such amount never been received by any party hereto.

         6.7 COOPERATION: If an Event of Default shall occur, Grantor will use its best efforts to cooperate with Trustee, Beneficiary and the Designated Collateral Subagent and promptly do all things reasonably required of it toward obtaining all necessary authority and permission from any governmental authority or otherwise to accomplish any disposition, abandonment or change in use of the Mortgaged Property (or any portion thereof) as Trustee, Beneficiary or the Designated

Collateral Subagent, as the case may be, may request in connection with the exercise of rights and powers hereunder and under the Senior Credit Documents. Without limiting the generality of the foregoing, following an Event of Default and reasonable advance notice to Grantor, Grantor agrees upon such request therefor to relocate operations located on the Mortgaged Property to accommodate the disposition, abandonment, change in use or foreclosure by Trustee of any portion thereof, provided that such relocation does not materially violate any Legal Requirement applicable to Grantor or the Mortgaged Property.


                                   ARTICLE VII

                                  CONDEMNATION

         7.1 GENERAL: Promptly following the date on which an executive officer of Grantor obtains knowledge of the institution or the threatened institution of any proceeding for the condemnation of all or any portion of the Mortgaged Property, Grantor shall notify Trustee, Beneficiary and the Designated Collateral Subagent of such fact. Grantor shall then, unless Beneficiary or the Designated Collateral Subagent waives this requirement, file or defend its claim in respect of such proceeding and prosecute same with due diligence to its final disposition. Grantor may be the nominal party in such proceeding but Beneficiary and the Designated Collateral Subagent shall be entitled to participate in same and to be represented therein by counsel of its own choice, and Grantor will deliver or cause to be delivered to Beneficiary and the Designated Collateral Subagent such instruments as may be reasonably requested by it from time to time to permit such participation. All proceeds received from any such condemnation proceeding shall be paid to the Designated Collateral Subagent and held in a segregated cash collateral account as collateral security for the General Senior Obligations until the earliest to occur of (i) the Security Termination Date, at which time such proceeds shall be paid to the Grantor, (ii) the occurrence of an Event of Default, at which time such proceeds shall be applied (subject to compliance with the Senior Debt Intercreditor Agreement) to the General Senior Obligations, or (iii) the Required General Secured Parties direct the Beneficiary in writing to release such proceeds to the Grantor, at which time such proceeds shall be paid to the Grantor.

         7.2 REBUILDING, RESTORATION AND REPAIR: In the event (a) no Default or Event of Default shall have occurred and be continuing, (b) only a portion of the Mortgaged Property is taken, (c) Grantor elects to rebuild, restore or repair the remaining portion of the Mortgaged Property, (d) the cost of the rebuilding, restoration or repair reasonably estimated by the Designated Collateral Subagent shall not exceed $1,000,000.00, (e) there are sufficient proceeds or other amounts available to Grantor to fully pay for the rebuilding, restoration or repair of the Mortgaged Property and the projected appraised value of the Mortgaged Property upon completion of the same is equal to or greater than the appraised value of the Mortgaged Property immediately prior to the condemnation, (f) all parties having commitments to provide financing with respect to the Mortgaged Property, to purchase Grantor's interest in full or in part in the Mortgaged Property or to purchase the General Senior Obligations agree in a manner satisfactory to the Designated

Collateral Subagent that their commitments will continue in full force and effect and, if necessary, the expiration of such commitments will be extended by the time necessary to complete the restoration, and (g) the Beneficiary will not incur any liability to any other person as a result of such use or release of proceeds, then Grantor will so certify to Beneficiary and the Designated Collateral Subagent, and will certify that it will and shall continue diligently to completion to restore, repair, replace and rebuild such Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such condemnation with such alterations, modifications and/or betterments reasonably deemed necessary or desirable by Grantor in its business judgment. With the certification described in the preceding sentence, then Grantor shall deliver to the Designated Collateral Subagent plans and specifications for such rebuilding, restoration or repair; and Grantor shall thereafter commence the rebuilding, restoration or repair in accordance with the plans and specifications required pursuant to the preceding provisions within sixty (60) days after the date of the disbursement of the award or settlement, and complete same to the satisfaction of the Designated Collateral Subagent within a reasonable time thereafter. In the event each of the conditions set forth above in the first sentence of this Section are satisfied except that the cost of rebuilding, restoration or repair is in excess of $1,000,000.00, the above provisions shall apply except that the proceeds shall be paid to Beneficiary and disbursed in accordance with Section 4.8 (with all references to insurance proceeds being revised to be condemnation proceeds). Upon completion of such rebuilding, restoration and repair in accordance with the preceding provisions, Grantor may apply such amount or settlement to the costs of such rebuilding, restoration or repair. If (i) there is a total condemnation of the Mortgaged Property, or (ii) if the cost of rebuilding, restoration or repair is reasonably estimated to be in excess of $1,000,000.00, or (iii) if Grantor elects not to rebuild, restore or repair as specified above, or (iv) the requirements set forth above for rebuilding, restoration or repair after a partial condemnation are not met to the Designated Collateral Subagent's satisfaction, then Grantor shall pay to the Designated Collateral Subagent such award or settlement to be held in a segregated cash collateral account as collateral security for the General Senior Obligations until the earliest to occur of (i) the Security Termination Date, at which time such proceeds shall be paid to the Grantor, (ii) the occurrence of an Event of Default, at which time such proceeds shall be applied (subject to the compliance with the Senior Debt Intercreditor Agreement) to the General Senior Obligations, or (iii) the Required General Secured Parties direct the Beneficiary in writing to release such proceeds to the Grantor, at which time such proceeds shall be paid to the Grantor.


                                  ARTICLE VIII

              SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

         8.1 ASSIGNMENT: Subject to the terms and conditions hereinafter set forth, Grantor as debtor does hereby irrevocably transfer, assign and deliver unto Beneficiary as secured party for its benefit and the ratable benefit of the General Secured Parties, as security for the payment and performance of the General Senior Obligations, and grant a security interest in, all of the right, title and interest of Grantor in and to all of the following:

                           (a)      The Leases;
                           (b)      The Rents;
                           (c)      The Fixtures; and
                           (d)      The Personalty.

         This assignment of rentals and any other assignments required by the provisions hereof shall terminate and become null and void upon release of this Deed of Trust.

         The Grantor shall execute and deliver to Beneficiary and the Designated Collateral Subagent, in form and substance satisfactory to Beneficiary and the Designated Collateral Subagent, such financing statements and such further assurances as required by applicable law or as Beneficiary and the Designated Collateral Subagent may, from time to time, consider reasonably necessary to create, perfect and preserve Beneficiary's security interest herein granted, and Grantor will (or Beneficiary at its option may) cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

         Trustee and Beneficiary shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents afforded a secured party by the aforesaid UCC in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Senior Credit Documents and at law.

         This instrument covers goods that are or are to become fixtures on the Land described herein. This instrument shall be deemed to be a fixture filing and for such purpose the following information is set forth:

                  (1) Name and Address of Debtor: as set forth on page 1 hereof.

                  (2) Name and Address of Secured Party: as set forth on page 1 hereof.

                  (3) Description of the types (or items) of property covered by this financing statement: as set forth in Section 1.1 and this Section 8.1.

                  (4) Description of real estate to which collateral is attached or upon which it is located: as set forth on Exhibit "A".

         8.2 COLLECTION OF RENTS: Grantor absolutely and irrevocably assigns to Beneficiary, with or without taking possession of the Land or the Buildings, the Rents, and hereby authorizes and empowers Beneficiary and the Designated Collateral Subagent to collect the Rents as the same shall become due, and does hereby irrevocably direct each and all of the lessees, sublessees, licensees, or other occupants of the Mortgaged Property to pay to Beneficiary or the Designated Collateral Subagent, as either may direct, upon demand by Beneficiary or the Designated

Collateral Subagent, the Rents. The foregoing assignment shall not impose upon Beneficiary or the Designated Collateral Subagent any duty to produce Rents from the Mortgaged Property, and shall not cause Beneficiary or the Designated Collateral Subagent to be a "mortgagee-in-possession" for any purpose.

         8.3 BENEFICIARY'S POWERS OF ATTORNEY: Grantor does hereby irrevocably constitute and appoint each of Beneficiary and the Designated Collateral Subagent, while this Deed of Trust remains in force and effect, its true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, delegation and revocation, for Grantor and in its name, place and stead, to enter and take possession of the Mortgaged Property after an Event of Default by actual physical possession without the commencement of any action to foreclose this Deed of Trust or to exercise any power of sale Beneficiary or the Designated Collateral Subagent may have hereunder and to do and perform any or all of the following actions, as fully as Grantor could do if personally present, hereby ratifying and confirming all that either of Beneficiary and the Designated Collateral Subagent, as attorney or its substitute, shall lawfully do or cause to be done by virtue hereof:

                  (a) to enter into subordination and non-disturbance agreements with respect to any Leases or with any of the tenants or lessees under any of the Leases;

                  (b) to demand, collect, sue for, attach, levy, recover, receive, compromise and adjust, and make, execute and deliver receipts, releases, discharges or other instruments for all Rents, issues, and other amounts that may hereafter become due, owing or payable with respect to the Mortgaged Property or any part thereof from any present or future tenants, lessees, sublessees, licensees or other occupants thereof;

                  (c) to institute, prosecute to completion, or compromise and settle, all summary proceedings, actions for rent or for removing any and all tenants, lessees, sublessees, licensees or other occupants of the Mortgaged Property or any part or parts thereof;

                  (d) to enforce or enjoin or restrain the violation of any of the terms, provisions and conditions of any of the Leases;

                  (e) to pay, from and out of any Rents and issues collected in respect of the Mortgaged Property or any part thereof, or from or out of any other funds, any taxes, assessments, water rates, sewer rates, or other government charges levied, assessed, or imposed against the Mortgaged Property, or any portion thereof, and also any and all other charges, costs and expenses which it may be reasonably necessary or advisable for Beneficiary or the Designated Collateral Subagent to pay in the management or operation of the Mortgaged Property, including commissions for renting the Mortgaged Property or any portion thereof, management and consulting fees, and legal expenses incurred in enforcing claims, drafting and negotiating documents or for any other services that may be required;

                  (f) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Personalty;

                  (g) to receive, indorse, and collect any drafts or other instruments, documents and chattel paper, in connection with subsection
         (f) above;

                  (h) to file any claims or take any action or institute any proceedings which the Beneficiary or the Designated Collateral Subagent may deem necessary or desirable for the collection of any of the Personalty or otherwise to enforce the rights of the Beneficiary with respect to any of the Personalty, including without limitation the execution, delivery and filing of financing statements, continuation statements, affidavits or other security instruments and agreements necessary to perfect, confirm and continue in effect the lien of this Deed of Trust with respect to the Leases, the Rents, the Fixtures and the Personalty; and

                  (i) to generally do, execute, and perform any other act, deed, matter or thing whatsoever that ought to be done, executed and performed in and about or with respect to the Mortgaged Property, the Leases and the Personalty, as fully as Grantor might do; provided, however, that this Assignment shall not operate to place upon Beneficiary or the Designated Collateral Subagent any responsibility or obligation to take any of the above actions or any action whatsoever with respect to the operation, control, care, management or repair of the Mortgaged Property, and that any action taken or failure or refusal to act by Beneficiary or the Designated Collateral Subagent under this Deed of Trust shall be at Beneficiary's election and without any liability on its part.

         8.4 GRANTOR REMAINS LIABLE: Anything herein to the contrary notwithstanding:

                  (a) Grantor shall remain liable under the Leases to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Deed of Trust had not been executed;

                  (b) the exercise by the Beneficiary or the Designated Collateral Subagent of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any of the Leases; and

                  (c) neither the Beneficiary nor the Designated Collateral Subagent shall have any obligation or liability under any of the Leases to any person or entity under this Deed of Trust nor shall the Beneficiary be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claims thereunder.

                  8.5 GRANTOR'S REPRESENTATIONS AND WARRANTIES: Grantor represents and warrants that:

                  (a) No Rents, nor any part thereof becoming due subsequent to the date hereof, have been collected with respect to the Leases (excepting an amount not exceeding one month's installment under the Leases), nor has payment of any of the same been anticipated, waived, released, discounted or otherwise discharged or compromised;

                  (b) This Deed of Trust creates a valid security interest in the Personalty as security for the payment and performance of the General Senior Obligations. Upon the filing of financing statements (the "Financing Statement") under the UCC naming the Grantor as debtor and the Beneficiary as secured party and covering the Personalty, such security interests shall be perfected under the UCC and such security interests are not subject to any prior lien, or to any agreement purporting to grant to any Person, other than the Beneficiary, a security interest in any of the Personalty, in each case other than with respect to the Permitted Encumbrances, the Priority Liens and the Liens granted under the other Security Documents. No further filings, recordings or other actions are necessary to perfect or maintain the priority of such security interests other than the filing of UCC continuation statements on or prior to the date required by applicable Legal Requirements. The Financing Statements are in appropriate form and have been duly filed pursuant to the UCC;

                  (c) The chief place of business and chief executive office of the Grantor are located at the address first specified above for the Grantor;

                  (d) Each of the Leases described in Section 4.10 hereof, as amended to the date of execution and delivery hereof, true and complete copies of which have been delivered to the Designated Collateral Subagent, has been duly authorized, executed and delivered by Grantor (and to Grantor's knowledge all other parties thereto) and is in full force and effect and binding upon and enforceable against Grantor and, to Grantor's knowledge, against the other parties thereto, in accordance with its terms. No event has occurred and is continuing, or will occur as a result of the performance of this Deed of Trust, that constitutes or would constitute any material event of default under any of the Leases or would constitute such an event of default but for the requirement that notice be given or time lapse or both.

         8.6 GRANTOR'S COVENANTS: In addition to Grantor's obligations in
Section 4.10, Grantor covenants and agrees with respect to the Leases that:

                  (a) It will perform and observe each of its material obligations under the terms of the Leases now or hereafter in effect (except when the amount or validity of such obligations is being contested in good faith) and use best efforts to cause the other parties thereto to comply with their obligations thereunder;

                  (b) It will, upon the reasonable written request by the Designated Collateral Subagent, while this Assignment remains in force and effect, serve written notices of this Assignment upon any lessor or lessee, sublessee, licensee, or other occupant of any portion of the Mortgaged Property or include among the written provisions of any instrument hereafter creating any such lease, sublease, license, or right of occupancy specific reference to this Assignment, and make, execute and deliver all such powers of attorney or instrument of pledge or assignment, and such other instrument or documents as the Designated Collateral Subagent may reasonably request at any time for the purpose of securing its rights hereunder;

                  (c) It will furnish to the Designated Collateral Subagent, promptly following demand, true copies of all Leases hereafter executed and true copies of each agreement or letter effecting the renewal, amendment or modification of any Lease; and in each case after request by the Designated Collateral Subagent, furnish to the Designated Collateral Subagent promptly following receipt thereof copies of all notices, requests and other documents received by the Grantor under or pursuant to the Leases during the term of each of the Leases and from time to time (A) furnish to the Designated Collateral Subagent such information and reports regarding the Leases as the Designated Collateral Subagent may reasonably request, and (B) promptly following request of the Designated Collateral Subagent make such demands and requests for information or action upon such person, firm, corporation, or other entity as the Grantor is entitled to make under the Leases;

                  (d) It will cause the security interest in the Personalty to remain a continuously perfected, first priority security interest free and clear of any liens (other than the Beneficiary's lien hereunder the Priority Liens and the Permitted Encumbrances), and from time to time, at its own expense, the Grantor will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Beneficiary or the Designated Collateral Subagent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Beneficiary and the Designated Collateral Subagent to otherwise enforce its rights and remedies hereunder with respect to the Personalty. Without limiting the generality of the foregoing or of
         Section 4.3 hereof, the Grantor will: (i) at the request of the Beneficiary or the Designated Collateral Subagent, mark conspicuously any item of chattel paper relating to or evidencing the Personalty with a legend, in form and substance satisfactory to the Beneficiary and the Designated Collateral Subagent, indicating that the Personalty is subject to the security interest granted hereby, (ii) execute and file such financing or continuation statements, or amendments thereto, and such other collateral assignments, security agreements, instruments or notices, as may be necessary or desirable, or as the Beneficiary or the Designated Collateral Subagent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby, and (iii) defend the title to the Personalty and the Beneficiary's lien thereon and security interest therein against the claim of any person, firm, corporation, or other entity claiming against or through Grantor and will maintain and preserve such lien and security interest so long as this Deed of Trust shall remain in effect;

                  (e) It authorizes the Beneficiary and the Designated Collateral Subagent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Personalty without the signature of the Grantor where permitted by law; and

                  (f) It will furnish to the Beneficiary and the Designated Collateral Subagent from time to time statements and schedules further identifying and describing the Personalty and such other reports in connection with the Personalty as the Beneficiary or the Designated Collateral Subagent may reasonably request, all in reasonable detail.

         8.7 EFFECT OF RELEASE OF MORTGAGED PROPERTY: The Grantor hereby consents to, and hereby agrees that the rights of the Beneficiary or the Designated Collateral Subagent and the security interests hereunder, and the obligations of the Grantor hereunder, to the fullest extent permitted by applicable Legal Requirements, shall not be affected by any and all releases of any of the Mortgaged Property from the liens or security interests created by this Deed of Trust or otherwise, whether for purposes of sales or other dispositions of assets or for some other purpose, except to the extent expressly provided herein, by any agreement extending the time or otherwise altering the terms of payment of all or any part of the indebtedness secured hereby, or subordinating, modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof, each such agreement to be in writing to be binding and effective, by exercising or refraining from exercising or waiving any right Beneficiary or the Designated Collateral Subagent may have hereunder, or by accepting additional security of any kind or additional parties to the General Senior Obligations secured hereby or instruments creating or evidencing such.

         8.8 HOLD HARMLESS: WITHOUT LIMITATION OF THE INDEMNITY SET FORTH IN
SECTION 10.15, GRANTOR HEREBY AGREES TO INDEMNIFY AND HOLD THE TRUSTEE, THE BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH OF THE GENERAL SECURED PARTIES HARMLESS (A) AGAINST AND FROM ANY AND ALL LIABILITY, LOSS, DAMAGE AND EXPENSE, INCLUDING REASONABLE ATTORNEYS' FEES, WHICH IT MAY OR SHALL INCUR UNDER OR IN CONNECTION WITH THE EXERCISE BY THE BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT OF ITS RIGHTS HEREUNDER IN RESPECT OF ANY OF THE LEASES, OR BY REASON OF ANY ACTION TAKEN OR EXPENSES PAID OR INCURRED BY THE BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT UNDER AND IN ACCORDANCE WITH THE TERMS OF THIS DEED OF TRUST, AND (B) AGAINST AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST GRANTOR BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKING ON ITS PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS AND CONDITIONS CONTAINED IN ANY OF THE LEASES EXCEPT TO

THE EXTENT SUCH CLAIM IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM ANY SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SHOULD BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT PAY OR INCUR ANY SUCH LIABILITY, LOSS, DAMAGE OR EXPENSE, THE AMOUNT THEREOF, TOGETHER WITH INTEREST THEREON FROM THE DATE OF SUCH PAYMENT AT THE DEFAULT RATE, SHALL BE PAYABLE BY GRANTOR TO BENEFICIARY IMMEDIATELY UPON DEMAND THEREFOR; AND UNTIL SO PAID BY GRANTOR, ALL SUMS SO EXPENDED BY BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT, AND INTEREST THEREON, SHALL BE ADDED TO THE GENERAL SENIOR OBLIGATIONS AND SECURED BY THE LIEN AND LEGAL OPERATION AND EFFECT OF THIS DEED OF TRUST. AT ITS OPTION, BENEFICIARY MAY REIMBURSE ITSELF THEREFOR OUT OF ANY RENTS WHICH IT HAS COLLECTED OR MAY COLLECT. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OTHER THAN GROSS (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.


                                   ARTICLE IX

                             CONCERNING THE TRUSTEE

         9.1 NO REQUIRED ACTION: Trustee shall not be required to take any action toward the execution and enforcement of the trust hereby created or to institute, appear in or defend any action, suit or other proceeding in connection therewith where in his opinion such action will be likely to involve him in expense or liability, unless requested to do so by a written instrument signed by Beneficiary and the Designated Collateral Subagent and, if Trustee so requests, unless Trustee is tendered security and indemnity satisfactory to it against any and all costs, expense and liabilities arising therefrom. Trustee shall not be responsible for the execution, acknowledgment or validity of the Senior Credit Documents or for the proper authorization thereof, or for the sufficiency of the lien and security interest purported to be created hereby, and makes no representation in respect thereof or in respect of the rights, remedies and recourses of Beneficiary or the Designated Collateral Subagent.

         9.2 CERTAIN RIGHTS: With the approval of Beneficiary or the Designated Collateral Subagent, Trustee shall have the right to take any and all of the following actions: (a) to select, employ and consult with counsel (who may be, but need not be, counsel for Beneficiary or the Designated Collateral Subagent) upon any matters arising hereunder, including the preparation, execution and interpretation of the Senior Credit Documents, and shall be fully protected in relying as to legal matters on the advice of counsel; (b) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through its agents or attorneys; (c) to select and employ, in and about the execution of its duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and Trustee shall not be answerable for any act, default or misconduct of any such accountant, engineer or other expert, agent or attorney-in-fact, if selected with reasonable care, or be otherwise responsible or accountable under any circumstances whatsoever, except for Trustee's gross negligence or bad faith; and (d) to take any and all other lawful action as Beneficiary or the Designated Collateral Subagent may instruct Trustee to take to protect or enforce Beneficiary's or the Designated Collateral Subagent's rights hereunder. Trustee shall not be personally liable, except for its gross negligence or misconduct, in case of entry by it, or anyone entering by virtue of the rights herein granted to it, upon the Mortgaged Property for debts contracted or liability or damages incurred in the management or operation of the Mortgaged Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for reasonable expenses incurred by it in the performance of its duties hereunder and to reasonable compensation for such of its services hereunder as shall be rendered. Grantor will, from time to time, pay the reasonable compensation due to Trustee hereunder and reimburse Trustee for, and save it harmless against, any and all liability and expenses which may be incurred by it in the performance of its duties.

         9.3 RETENTION OF MONEYS: All moneys received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and Trustee shall be under no liability for interest on any moneys received by it hereunder.

         9.4 SUCCESSOR TRUSTEES: Trustee may resign by the giving of sixty (60) days written notice of such resignation in recordable form to Beneficiary and the Designated Collateral Subagent. If Trustee shall resign or become disqualified from acting in the execution of this trust, or shall fail or refuse to execute the same when requested by Beneficiary or the Designated Collateral Subagent so to do, or if, for any reason and without cause, Beneficiary or the Designated Collateral Subagent shall prefer to appoint a substitute trustee or trustees to act instead of the aforenamed Trustee, or any successor or substitute trustee, Beneficiary and the Designated Collateral Subagent shall have full power to appoint a substitute trustee or trustees and, if preferred, several substitute trustees in succession who shall succeed to all the estates, properties, rights, powers and duties of the aforenamed Trustee. Such appointment may be executed by any authorized agent or officer of Beneficiary or the Designated Collateral Subagent, and if such Beneficiary or the Designated Collateral Subagent be a corporation and such appointment be executed in its behalf by any officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Board of Directors or any superior officer of the corporation. Such appointment shall be duly recorded in the appropriate real estate records at any time before or, if permitted by applicable law, upon sale of Mortgaged Property by the successor appointed thereby. Grantor hereby ratifies and confirms any and all acts which the aforementioned Trustee, or his successor or successors in this trust, lawfully does by virtue hereof. Grantor shall reimburse Beneficiary, the Designated Collateral Subagent, and/or Trustee for any Expenses incurred pursuant to the provisions of this Section 9.4.

         9.5 PERFECTION OF APPOINTMENT: Should any deed, conveyance or instrument of any nature be required from Grantor by any successor Trustee to more fully and certainly vest in and confirm to such new Trustee such estates, rights, powers and duties, then, upon request by such Trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor and Grantor shall pay for any Expenses incurred by Trustee pursuant to this Section 9.5.

         9.6 SUCCESSION INSTRUMENTS: Any new Trustee appointed pursuant to any of the provisions hereof shall, without any further act, deed or conveyance, become vested with all the estates, properties, rights, powers and trusts of its predecessor in the rights hereunder with like effect as if originally named as Trustee herein; but nevertheless, upon the written request of Beneficiary or of the successor Trustee, the Trustee ceasing to act shall execute and deliver an instrument in recordable form transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver any of the property and moneys held by such Trustee to the successor Trustee so appointed in its place.

         9.7 NO REPRESENTATION BY TRUSTEE: By accepting or approving anything required to be observed, performed or fulfilled or to be given to Trustee or Beneficiary pursuant to the Senior Credit Documents, including but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, neither Trustee nor Beneficiary shall be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Trustee or Beneficiary.

         9.8 [INTENTIONALLY OMITTED]

                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 PERFORMANCE AT GRANTOR'S EXPENSE: The cost and expense of performing or complying with any and all of the General Senior Obligations shall be borne solely by Grantor, and no portion of such cost and expense shall be, in any way or to any extent, credited against any installment on or portion of the General Senior Obligations which may be payable by Grantor pursuant to the Senior Credit Documents.

         10.2 SURVIVAL OF GENERAL SENIOR OBLIGATIONS: Each and all of the General Senior Obligations shall survive the execution and delivery of the Senior Credit Documents and the consummation of the loans and other extensions of credit called for therein and shall continue in full force and effect with respect to Grantor until the Security Termination Date shall have occurred.

         10.3 FURTHER ASSURANCES: Grantor, upon the request of Trustee, Beneficiary or the Designated Collateral Subagent, will execute, acknowledge, and record and/or file such further instruments and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purpose of the Senior Credit Documents and to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically but without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to the then Mortgaged Property.

         10.4 RECORDING AND FILING: Grantor will cause this Deed of Trust and all amendments and supplements thereto and supplements therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as required by applicable law or as Trustee, Beneficiary or the Designated Collateral Subagent shall reasonably request, and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

         10.5 NOTICES: Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor) (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business Day), (ii) on the day of receipt (provided that if such day is not a Business Day, such date of delivery or receipt shall be deemed to be the next following Business
Day) at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram or telefacsimile, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

                  (a)      if to the Grantor:

                           Cone Mills Corporation

                           3101 North Elm Street
                           Greensboro, North Carolina 27415-6540
                           Attention: David E. Bray
                           Telephone: (336) 379-6098
                           Telefacsimile: (336) 379-6043

                           with a copy to:

                           Schell Bray Aycock Abel & Livingston P.L.L.C. Suite 1500 Renaissance Plaza
                           230 North Elm Street
                           Greensboro, North Carolina  27401
                           Attention: William P. Aycock, II
                           Telephone:  (336) 370-8800
                           Telefacsimile:  (336) 370-8830

                  (b)      if to the Beneficiary:

                           Wilmington Trust Company
                           1100 North Market Street
                           Wilmington, Delaware  19890
                           Attention: Corporate Trust Administration
                           Telephone: (302) 651-1000
                           Telefacsimile: (302) 651-8882

                  (c)      if to the Designated Collateral Subagent:

                           Bank of America, N.A.
                           100 North Tryon Street, 17th Floor
                           Charlotte, North Carolina 28202
                           Attention: Pfifer Helms
                           Telephone: (704) 386-5358
                           Telefacsimile: (704) 386-1270


                           with a copy to:

                           Bank of America, N.A.
                           101 North Tryon Street
                           NC1-001-15-04
                           Charlotte, North Carolina 28255
                           Attention:  Agency Services
                           Telephone:       (704) 386-9368

                           Telefacsimile:   (704) 386-9923

                  (d)      If to the Trustee:

                           TIM, Inc.
                           100 North Tryon Street, 17th Floor
                           Charlotte, North Carolina 28202
                           Attention: Pfifer Helms
                           Telephone: (704) 386-5358
                           Telefacsimile: (704) 386-1270


         10.6 NO WAIVER; REMEDIES: The Beneficiary's failure, at any time or times hereafter, to require strict performance by the Grantor of any provision of this Deed of Trust shall not waive, affect or diminish any right of the Beneficiary, the Designated Collateral Subagent or Trustee thereafter to demand strict compliance and performance therewith, and the Beneficiary's, Designated Collateral Subagent's or Trustee's single or partial exercise of any right, remedy, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers or privileges herein provided are cumulative and not exclusive of any rights, remedies, powers or privileges provided by applicable Legal Requirements. Any suspension or waiver by the Beneficiary, the Designated Collateral Subagent, Trustee or the applicable General Secured Parties (or an agent on their behalf) of a default by the Grantor under this Deed of Trust or under any of the other Senior Credit Documents shall not suspend, waive or affect any other default thereunder, whether the same is prior or subsequent thereto and whether of the same or of a different kind of character. None of the undertakings, agreements, warranties, covenants and representations of the Grantor contained in this Deed of Trust and no default by the Grantor under this Deed of Trust shall be deemed to have been suspended or waived unless such suspension or waiver is in writing signed by an officer of the Beneficiary or the Designated Collateral Subagent, and directed to the Grantor specifying such suspension or waiver.

         10.7 BENEFICIARY'S AND GENERAL SECURED PARTIES' RIGHT TO PERFORM THE
         OBLIGATIONS:

                  (A) If Grantor shall fail, refuse or neglect to make any payment or perform any act required of it by this Deed of Trust (including the Grantor's obligation under Section 4.3 hereof to defend the first lien status of this Deed of Trust), then at any time thereafter, upon reasonable notice to Grantor and without waiving or releasing any other right, remedy or recourse Beneficiary or the applicable General Secured Parties (or an agent on their behalf) may have because of same, Beneficiary or the Designated Collateral Subagent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter upon or in the Land and Buildings for such purpose and to take all such action thereon and with respect to the Mortgaged Property as it may deem reasonably necessary or appropriate. In its exercise of its rights under this Section 10.7, if Beneficiary or the Designated Collateral Subagent shall elect to pay any Imposition or other sums due with reference to the Mortgaged Property, Beneficiary or the Designated Collateral Subagent may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof subject to any other applicable terms and provisions set forth herein. Similarly, in making any payments to protect the security intended to be created by the Senior Credit Documents, Beneficiary or the Designated Collateral Subagent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same subject to any other applicable terms and provisions set forth herein. GRANTOR SHALL INDEMNIFY BENEFICIARY AND THE DESIGNATED COLLATERAL SUBAGENT FOR ALL LOSSES, EXPENSES, DAMAGE, CLAIMS AND CAUSES OF ACTION, INCLUDING REASONABLE ATTORNEY'S FEES, INCURRED OR ACCRUING BY REASON OF ANY ACTS PERFORMED BY BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT PURSUANT TO THE PROVISIONS OF THIS
         SECTION 10.7. ALL SUMS PAID BY BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT PURSUANT TO THIS SECTION 10.7 AND ALL OTHER SUMS EXPENDED BY BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT TO WHICH IT SHALL BE ENTITLED TO BE INDEMNIFIED, TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE FROM THE DATE OF SUCH PAYMENT OR EXPENDITURE, SHALL CONSTITUTE ADDITIONS TO THE OBLIGATIONS, AND SHALL BE SECURED BY THE LOAN DOCUMENTS AND GRANTOR COVENANTS AND AGREES TO PAY THEM TO THE ORDER OF BENEFICIARY UPON DEMAND. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OTHER THAN GROSS (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.

                  (b) Any reference in this Deed of Trust to amounts advanced by or owed to Beneficiary or the Designated Collateral Subagent shall be deemed to refer equally to amounts advanced by or owed to the Trustee or the General Secured Parties, and wherever Beneficiary or the Designated Collateral Subagent is required or permitted to advance funds, such funds may be advanced by the Trustee or the General Secured Parties with the same effect as if advanced by Beneficiary or the Designated Collateral Subagent.

         10.8 COVENANTS RUNNING WITH THE LAND: All General Senior Obligations are intended by the parties to be, and shall be construed as, covenants running with the Mortgaged Property until such Mortgaged Property has been released from the lien of this Deed of Trust.

         10.9 SUCCESSORS AND ASSIGNS: All of the terms of this Deed of Trust shall apply to, be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         10.10 SEVERABILITY: This Deed of Trust is intended to be performed in accordance with, and only to the extent permitted by, applicable Legal Requirements. If any provision of this Deed of Trust or the application thereof to any person or circumstance shall, for any reasons and to any extent, be invalid or unenforceable, then neither the remainder of this Deed of Trust nor the application of such provision to other persons or circumstances nor the other instruments referred to above shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

         10.11 ENTIRE AGREEMENT AND MODIFICATION: The Senior Credit Documents including the Security Documents contain the entire agreement between the parties relating to the subject matter hereof and thereof and all prior agreements relative thereto which are not contained herein or therein are terminated. This Deed of Trust may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party. In the event of a conflict between the covenants contained herein and the covenants contained in the other Senior Credit Documents, the more specific covenants contained herein shall govern with respect to the Mortgaged Property.

                  10.12 APPLICABLE LAW: THE PARTIES TO THIS DEED OF TRUST AGREE THAT THEIR RIGHTS AND OBLIGATIONS UNDER THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO THE CONFLICTS-OF LAW RULES AND PRINCIPLES THEREOF. THE PARTIES FURTHER AGREE AND STIPULATE THAT THIS DEED OF TRUST WAS NEGOTIATED PRIMARILY IN NORTH CAROLINA AND THAT NORTH CAROLINA HAS A SUBSTANTIAL RELATIONSHIP TO

THE PARTIES AND TO THE UNDERLYING TRANSACTIONS SECURED BY THIS DEED OF TRUST. NOTWITHSTANDING THE FOREGOING, THE PARTIES AGREE THAT:

                  (A) THE PROCEDURES GOVERNING THE ENFORCEMENT BY BENEFICIARY AND THE DESIGNATED COLLATERAL SUBAGENT OF THE PROVISIONAL REMEDIES AGAINST GRANTOR, INCLUDING BY WAY OF ILLUSTRATION BUT NOT LIMITATION, ACTIONS FOR REPLEVIN, FOR CLAIM AND DELIVERY OF PROPERTY, FOR INJUNCTIVE RELIEF OR FOR THE APPOINTMENT OF A RECEIVER AND THE REQUIREMENTS NECESSARY TO CREATE OR GRANT, PERFECT OR FORECLOSE ON, OR DETERMINE THE PRIORITY OF, THE LIEN AND SECURITY INTEREST OF THIS DEED OF TRUST, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA;

                  (B) OTHER THAN AS SET FORTH IN SUBSECTION (A) ABOVE, TRUSTEE, BENEFICIARY AND THE DESIGNATED COLLATERAL SUBAGENT SHALL COMPLY WITH THE APPLICABLE LAW OF THE STATE OF NORTH CAROLINA, TO THE EXTENT REQUIRED IN CONNECTION WITH THE POWER OF SALE OR THE FORECLOSURE OF THE SECURITY INTERESTS AND LIENS CREATED HEREBY. THE PARTIES FURTHER AGREE THAT EITHER BENEFICIARY OR THE DESIGNATED COLLATERAL SUBAGENT MAY ENFORCE ITS RIGHTS UNDER THIS DEED OF TRUST, INCLUDING BUT NOT LIMITED TO, ITS RIGHT TO SUE GRANTOR, TO COLLECT ANY OUTSTANDING INDEBTEDNESS OR TO OBTAIN A JUDGMENT FOR ANY DEFICIENCY FOLLOWING FORECLOSURE, IN ACCORDANCE WITH THE LAWS OF NORTH CAROLINA.

                  (C) GRANTOR HEREBY ACKNOWLEDGES, WARRANTS AND REPRESENTS THAT IT IS SOPHISTICATED, KNOWLEDGEABLE AND EXPERIENCED IN COMMERCIAL TRANSACTIONS SIMILAR TO THE TRANSACTION EMBODIED IN THIS DEED OF TRUST AND THE SENIOR CREDIT DOCUMENTS; IT HAS BEEN FULLY, COMPLETELY AND ADEQUATELY REPRESENTED AND ADVISED BY COMPETENT COUNSEL AND OTHER CONSULTANTS RETAINED FOR SUCH PURPOSES IN CONNECTION WITH ALL ASPECTS (INCLUDING BUSINESS AND LEGAL) OF THE TRANSACTIONS UNDER THIS DEED OF TRUST AND THE SENIOR CREDIT DOCUMENTS; ALL PARTIES TO SUCH TRANSACTION HAVE EQUAL BARGAINING STRENGTH; AND, BASED ON THE FOREGOING, THE PARTIES HAVE SELECTED THE LAW OF THE STATE OF NORTH CAROLINA TO GOVERN THIS DEED OF TRUST AS HEREIN SPECIFIED; AND

                  (D) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE TERMS AND CONDITIONS IMPLIED IN MORTGAGES BY VIRTUE OF ANY PRESENT OR FUTURE STATUTE IN FORCE IN NORTH CAROLINA SHALL FOR THE


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         PURPOSES OF THIS DEED OF TRUST BE NEGATED OR VARIED ONLY SO FAR AS THEY
         ARE INCONSISTENT WITH THE TERMS AND CONDITIONS HEREOF AND ARE OTHERWISE HEREBY VARIED SO AS TO BECOME CONSISTENT WITH THIS DEED OF TRUST.

         10.13 NO PARTNERSHIP; CONTROL IN GRANTOR: Except to the extent occurring as a matter of law (a) nothing contained in this Deed of Trust is intended to, or shall be construed as, creating to any extent and in any manner whatsoever, any partnership, joint venture, or association between Grantor, Trustee, Beneficiary, the Designated Collateral Subagent or any of the General Secured Parties, or in any way make Beneficiary, the Designated Collateral Subagent, the Trustee or any of the General Secured Parties co-principals with Grantor with reference to all or any portion of the Mortgaged Property, and any inferences to the contrary are hereby expressly negated; (b) notwithstanding anything contained herein which may be to the contrary, this Deed of Trust, the Senior Credit Documents, any agreement, deed of trust or other document referred to herein by reference, whether specifically or generally, and the transactions contemplated hereby do not and will not constitute or create indirect, actual or practical ownership of the Mortgaged Property of Grantor by Beneficiary, the Designated Collateral Subagent or any of the General Secured Parties, or control, affirmative or negative, direct or indirect, by Beneficiary, the Designated Collateral Subagent or any of the General Secured Parties over the programming, management, or any other aspect of the day-to-day operation of the Mortgaged Property or Grantor, which control remains in Grantor, its shareholders and board of directors; and (c) Beneficiary's and the Designated Collateral Subagent's activities in connection with this Deed of Trust, the Loan Documents and the Senior Credit Documents shall not be "outside the scope of the activities of a lender of money" within the meaning of any applicable statutes, as amended or recodified from time to time, and Beneficiary and the Designated Collateral Subagent do not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Mortgaged Property. Neither Beneficiary nor the Designated Collateral Subagent nor any of the General Secured Parties shall be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction, or occupancy or use of, any of the Mortgaged Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements-thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Grantor or any of its agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on any of the Mortgaged Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Grantor, any of its licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Mortgaged Property in a safe condition; and (v) any nuisance made or suffered on any part of the Mortgaged Property.

         10.14 HEADINGS: The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

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

         10.15 HOLD HARMLESS: NEITHER TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT NOR ANY OF THE GENERAL SECURED PARTIES SHALL BE OBLIGATED TO PERFORM OR DISCHARGE, NOR DO ANY OF THEM HEREBY UNDERTAKE TO PERFORM OR DISCHARGE, ANY OBLIGATION, DUTY OR LIABILITY WITH RESPECT TO THE MORTGAGED PROPERTY UNDER OR BY REASON OF THIS DEED OF TRUST OR ANY OF THE SENIOR CREDIT DOCUMENTS, AND GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH GENERAL SECURED PARTY FOR AND TO HOLD TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT AND EACH GENERAL SECURED PARTY HARMLESS FROM ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH THEY MAY OR MIGHT INCUR WITH RESPECT TO THE MORTGAGED PROPERTY OR UNDER OR BY REASON OF THIS DEED OF TRUST OR ANY OF THE SENIOR CREDIT DOCUMENTS AND FROM ANY AND ALL CLAIMS AND DEMANDS WHATSOEVER WHICH MAY BE ASSERTED AGAINST THEM BY REASON OF ANY ALLEGED OBLIGATIONS OR UNDERTAKINGS ON THEIR PART TO PERFORM OR DISCHARGE ANY OF THE TERMS, COVENANTS, OR AGREEMENTS RELATING TO THE MORTGAGED PROPERTY EXCEPT TO THE EXTENT SUCH CLAIM IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM ANY SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. SHOULD TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT OR ANY GENERAL SECURED PARTY INCUR ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING ALL ATTORNEYS' FEES AND COSTS AND EXPENSES ASSOCIATED WITH ACTIONS TAKEN BY TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT OR ANY SUCH GENERAL SECURED PARTY IN DEFENSE THEREOF, OR OTHERWISE IN PROTECTING THEIR INTERESTS HEREUNDER, SHALL BE SECURED HEREBY, AND GRANTOR COVENANTS AND AGREES TO REIMBURSE TRUSTEE, BENEFICIARY, THE DESIGNATED COLLATERAL SUBAGENT OR ANY SUCH GENERAL SECURED PARTY THEREFOR IMMEDIATELY UPON DEMAND. THE FOREGOING INDEMNITY SHALL INCLUDE WITHOUT LIMITATION OF THE FOREGOING INDEMNITY, THE INDEMNITY OF EACH OF THE PARTIES INDEMNIFIED HEREIN WITH RESPECT TO CLAIMS, DEMANDS, LOSSES, DAMAGES (INCLUDING CONSEQUENTIAL DAMAGES) LIABILITIES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES AND COURT COSTS) AND MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OTHER THAN GROSS (WHETHER SOLE, CONTRIBUTORY, COMPARATIVE, OR OTHERWISE) OF SUCH AND/OR ANY OTHER INDEMNIFIED PARTY OR FOR WHICH SUCH INDEMNIFIED PARTY MAY HAVE STRICT LIABILITY.

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

         10.16 PRONOUNS AND PLURALS: All pronouns used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa, whichever the context may require.

         10.17 WAIVER OF TRIAL BY JURY: TO THE EXTENT PERMITTED UNDER THE LAWS OF THE STATE IN WHICH THE APPLICABLE PORTION OF THE MORTGAGED PROPERTY IS SITUATED, GRANTOR AND THE BENEFICIARY EACH HEREBY WAIVES AND SHALL WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS DEED OF TRUST.

         10.18 ASSIGNMENT: Beneficiary and the Designated Collateral Subagent each may assign or transfer all or any portion of its rights under this Deed of Trust.

         10.19 NO MERGER: So long as this Deed of Trust is an encumbrance upon the Mortgaged Property, there shall be no merger of the interest of any lessor or any lessee under any Lease or sublease.

         10.20 ENFORCEABILITY OF LIEN: In the event that any part of the General Senior Obligations cannot be lawfully secured by this Deed of Trust, or the lien or security interest hereof cannot be lawfully enforced to pay any part of the General Senior Obligations, then and in either such event, at the option of Beneficiary, all payments on the General Senior Obligations shall be deemed to have been first applied against the unsecured part of the General Senior Obligations.

         10.21 KNOWLEDGE: Whenever referenced in this Deed of Trust, the "knowledge" or "best knowledge" of Grantor shall include the knowledge of its parent corporations, if any, and its Subsidiaries, if any.

         10.22 BEST EFFORTS: Whenever referenced in this Deed of Trust, the term "best efforts" shall not be interpreted as requiring the expenditure of unreasonable sums of money, in view of the objectives sought.

         10.23 USURY SAVINGS CLAUSE: Nothing contained herein or in the Senior Credit Documents shall be deemed to require the payment of interest or other charges by Grantor in excess of the amount Beneficiary and the applicable General Secured Parties may lawfully charge under the applicable usury laws (the "Highest Lawful Rate"). In the event Beneficiary shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of Beneficiary, be returned to the Grantor or credited against the principal balance of any General Senior Obligation secured hereby then outstanding.

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

         10.24 PAYMENT OF PRIOR ENCUMBRANCES: If any or all of the proceeds of the General Senior Obligations have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by Beneficiary at Grantor's request, and, to the extent of such funds so used, the General Senior Obligations in this Deed of Trust shall be subrogated to and extend to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, title and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of the Beneficiary and shall be merged with the lien and security for the repayment of and satisfaction of the General Senior Obligations.


                         [Signatures on following page]

           Grantor hereby acknowledges that it has received a copy of this Deed of Trust free of charge.

         WITNESS THE EXECUTION OF THIS DEED OF TRUST, SECURITY AGREEMENT, FIXTURE FILING, ASSIGNMENT OF LEASES AND RENTS AND FINANCING STATEMENT under seal as of the date first above written.

                                  CONE MILLS CORPORATION
                                   a North Carolina corporation

                                  By:                             (SEAL)
                                         -------------------------
                                         Name:
                                         Title:

                                  Attest:                         (SEAL)
                                         -------------------------
                                           Name:
                                           Title:

                                                        (CORPORATE SEAL)

This Instrument prepared by and
when recorded mail to:
Charles N. Anderson, Jr.
Smith Helms Mulliss & Moore, L.L.P.
201 North Tryon Street
Charlotte, North Carolina 28202


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

STATE OF ___________________

COUNTY OF _________________

         I, the undersigned, a Notary Public of said County and State, do hereby certify that _______________________________ personally appeared before me this day and acknowledged that _____ is the ________ Secretary of Cone Mills Corporation, a North Carolina corporation, and that by authority duly given, and as the act of the corporation, the foregoing instrument was signed in its name by its __________ President, sealed with its corporate seal and attested by __________ as its Secretary.

         WITNESS my hand and official seal or stamp, this the _____ day of January, 2000.


                                                       -----------------------
                                                            Notary Public

My Commission Expires:

----------------------------

[SEAL or STAMP]


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

                                    EXHIBIT A

                                      Land

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